UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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of the Securities Exchange Act of 1934

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CARS.COM INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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CARS

2023 Proxy Statement

AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

300 S. Riverside Plaza, Suite 1000 Chicago, IL 60606

Cars.com Inc. 300 S. Riverside Plaza, Suite 1000 Chicago, Illinois 60606

Letter from our Chairman

Dear Fellow Stockholders:

On behalf of the Board of Directors and the senior management team, we are pleased to invite you to join the 2023 Annual Meeting of Stockholders of Cars.com Inc., which will be held virtually on June 7, 2023, beginning at 9:00 a.m. Central Time. You may join at www.virtualshareholdermeeting.com/CARS2023.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote online, by telephone or by mail as soon as possible to ensure your vote is recorded promptly.

During the Annual Meeting, you will also have the opportunity to vote on matters set forth in the accompanying Proxy Statement, as well as have the opportunity to ask questions.

On behalf of the Board of Directors, I thank you for your investment and continued support of Cars.com, and I look forward to working with my fellow directors and the management team to drive growth and sustainable long-term value for all our stockholders in 2023 and beyond.

Sincerely,

Scott E. Forbes

Chairman of the Board of Directors

Cars.com Inc.  2023 Proxy Statement

Time and Date Wednesday, June 7, 2023 9:00 a.m. Central Time Place Online at http://www. virtualshareholdermeeting. com/CARS2023. Record Date April 11, 2023

Notice of 2023 Annual Meeting of Stockholders

To our stockholders, you are invited to attend the Annual Meeting of Stockholders of Cars.com Inc. (the “Annual Meeting”).

At the Annual Meeting, we will ask you to consider the following proposals as more fully explained in the accompanying Proxy Statement:

Items of Business	Board Recommendation
Election of eleven directors named in this Proxy Statement (Page 20)	“FOR”
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2023 (Page 59)	“FOR”
Advisory approval of our Named Executive Officer compensation (Page 62)	“FOR”

In addition, at the Annual Meeting we will conduct any other business that may properly come before the meeting.

While all stockholders are invited to attend the Annual Meeting, only stockholders of record as of the close of business on April 11, 2023, are entitled to receive notice of, to attend and to vote at the Annual Meeting or any postponements or adjournments of the Annual Meeting. The Annual Meeting will be a completely virtual meeting. All stockholders are cordially invited to attend the Annual Meeting by live webcast. You will not be able to attend the Annual Meeting in person.

WE ENCOURAGE YOU TO READ THE 2023 PROXY STATEMENT CAREFULLY AND TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

To reduce cost and environmental concerns, we have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow companies to furnish their proxy materials over the Internet. We will begin mailing our stockholders of record as of April 11, 2023, a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 29, 2023. Additionally, the Proxy Statement, the proxy or voting instruction card, and our 2023 Annual Report to Stockholders are available at www.proxyvote.com. As more fully described in the Notice, all stockholders may choose to access these materials electronically or may request printed or emailed copies.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. It is extremely important that your shares be represented and voted at the Annual Meeting. You are urged to follow the instructions in the proxy card to vote by mail, telephone or via the Internet. Voting now will not limit your right to change your vote or to attend the Annual Meeting. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you received from the holder of record in order to vote your shares.

Cars.com Inc.  2023 Proxy Statement

YOUR VOTE
IS IMPORTANT

Whether or not you
plan to attend the
Annual Meeting,
please vote as soon
as possible. It is
extremely important
that your shares be
represented and
voted at the Annual
Meeting.

If voting in advance of the Annual Meeting, you may do so as follows:

Vote by Internet	Go to www.proxyvote.com Follow instructions on the website. Vote by 11:59 p.m. ET on June 6, 2023
Vote by Telephone	Call 1-800-690-6903 Follow the recorded instructions Vote by 11:59 p.m. ET on June 6, 2023
Vote by Mail	If you received a proxy card by mail, mark, sign, date and return the proxy card in the enclosed, postage-paid envelope.

If you do not vote in advance and instead plan to vote during the Annual Meeting, you may do so by entering the 16-digit control number found on your proxy card, Voting Instruction Form, or Notice, as applicable, at the time you log into the Annual Meeting at www.virtualshareholdermeeting.com/CARS2023.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 7, 2023.

Our Proxy Statement and 2023 Annual Report are available on our Investor Relations website at https://investor.cars.com and at www.proxyvote.com. You may also request paper copies of these proxy materials free of charge by following the instructions for requesting such materials contained in the Notice.

Questions and Answers about the Annual Meeting

We encourage you to review the Questions and Answers about the 2023 Annual Meeting section beginning for answers to common questions about the Annual Meeting, proxy materials, voting, and other related topics.

By Order of the Board of Directors,

Angelique Strong Marks
Chief Legal Officer and Secretary

April 28, 2023
Chicago, Illinois

Cars.com Inc.  2023 Proxy Statement

Cars.com Inc.  2023 Proxy Statement

Forward Looking Statements

All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. Important factors that could cause actual results to differ materially from our expectations or estimates reflected in such forward-looking statements are disclosed under “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K.

Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Corporate Governance

Corporate governance at CARS is designed to promote the long-term interests of our stockholders, strengthen Board and management accountability, provide strategic oversight and risk assessment, and engender public trust.

Key Governance Practices

10 of 11 of our directors are independent (91%)	No Poison Pill

Independent Chair of the Board	Stock Ownership and Retention Policy for our non-employee directors and executive officers

All Board committees are comprised of independent directors and are chaired by independent directors	Executive Compensation Clawback Policy

Separate Chair and CEO	Prohibition on hedging and restrictions on pledging CARS’ common stock

All directors elected by stockholders annually	One class of common stock, with each share carrying equal voting rights (a “one-share, one-vote” standard)

Majority Voting Standard in Director Elections, and directors not receiving majority support must tender their resignation for consideration by the Board	Annual Board and committee evaluations

An executive session for non-executive directors is included on the agenda of every regular Board meeting and regular committee meeting	Annual “Say-on-Pay” Advisory Vote

Board Leadership Structure

The Board regularly evaluates the leadership structure of CARS and may consider alternative structures, as appropriate, over time. The Board believes that CARS and our stockholders are best served by the Board retaining discretion to determine the appropriate leadership structure. The Board also believes that the current structure, which separates the Chair and CEO roles, is appropriate. In particular, this structure clarifies the individual roles and responsibilities of CEO and Chair, streamlines decision-making, and enhances accountability.

The Chair has robust responsibilities including:

●	ensuring that the Board is effectively discharging its responsibility for setting and implementing CARS’ strategic plan;

●	presiding over all Board meetings and executive sessions of non-executive directors;

●	serving as the principal liaison between CARS management and directors, although CARS policy also provides that all directors have direct and complete access to the CEO and other members of senior management at any time as they deem necessary or appropriate, and vice versa;

●	consulting with the CEO and directors regarding Board agenda items;

Cars.com Inc.  2023 Proxy Statement

●	approving the scheduling of Board meetings and approving the agenda and materials for each Board meeting and executive session of our Board’s non-employee directors;

●	calling meetings of the non-executive directors, if desired;

●	leading the Board in its review of the results of the annual self-evaluation process, including acting on director feedback as needed; and

●	communicating with stockholders when appropriate.

Director Independence

The Board believes that a majority of its members should be independent. The Board, led by the Environmental, Social and Governance Committee (“ESG Committee”), evaluates the independence of its members at least annually, and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one or more directors (such as in connection with a change in employment status or other significant status changes). After carefully considering all relevant relationships, the Environmental, Social and Governance Committee submits its recommendations regarding independence to the Board, which then makes a determination with respect to each director.

The Board has affirmatively determined that all non-executive directors are independent as defined by the NYSE listing standards and the Securities Exchange Act of 1934, as amended. Mr. Vetter, our CEO, is the only employee director and is not independent because of his employment with CARS. The Chair of the Board is independent and all current members of the Audit Committee, Compensation Committee, and ESG Committee are independent.

Board Size

The Board sets the number of directors from time to time by resolution adopted by a majority of the Board. The ESG Committee reassesses the suitability of the Board’s size at least annually. The Board has the flexibility to increase or decrease the size of the Board as circumstances warrant. There are currently 11 members of the Board, comprised of 10 independent, non-executive directors and the CEO.

Board Tenure and Refreshment

We routinely assess the composition of our Board to ensure we have the right combination of attributes, experiences, qualifications, and skills to maximize the Board’s potential. We believe CARS, our employees, and our stockholders benefit from both the continuity of longer-tenured directors and complemented by the fresh perspectives of newer directors. CARS does not currently have a specific term limit or a set retirement age for directors. CARS’ policy regarding director tenure and retirement is determined on a case-by-case basis depending upon various factors, including the age and experience of the director and history of service on the Board. The average tenure of our directors is less than six years as of the date of the Annual Meeting, and our most recent director joined the Board in 2021.

Meeting Attendance

During 2022, our Board held five meetings, the Audit Committee held eight meetings, the Compensation Committee held five meetings and the ESG Committee held four meetings. Each director attended more than 75% of the total meetings of the Board and committees on which the director served. Nine directors attended the 2022 Annual Meeting of Stockholders.

Executive Sessions

Executive sessions of non-employee directors are held in connection with regularly scheduled Board meetings and at other times as necessary and are chaired by the Chair. Our Board’s practice is to hold executive sessions without the presence of management, including the CEO. Our committees also generally meet in executive session at the end of committee meetings and are chaired by the respective committee chairs.

Cars.com Inc.  2023 Proxy Statement

Director Service on Outside Boards and Other Commitments

While our directors bring a wealth of business and strategic experience from other business affiliations to our Board, each director is expected to ensure that other existing and future commitments, including employment responsibilities and service on other public company boards, does not materially interfere or conflict with service as a director on our Board. The ESG Committee regularly reviews directors’ outside commitments for conflicts of interest and may not consent to a director’s acceptance of an additional directorship as a condition of continued service on our Board. We do not have any directors that serve as executive chair of any public company while serving on more than two external public company boards or any directors who serve on more than five public company boards. We do not believe that any of our directors have been or are overboarded.

Board Oversight Roles

Strategic Oversight

One of the Board’s key responsibilities is overseeing management’s development and execution of CARS’ business strategy. Throughout the year, our CEO and executive officers provide detailed business and strategy updates to the Board. The Board engages with our CEO and executive officers regarding various strategic topics, including business operating strategy and initiatives, capital allocation, the competitive landscape, industry and economic trends, talent and culture (including the benefits of experience that comes from a diverse and inclusive board), environmental, social, and governance matters, and regulatory developments. Additionally, on an annual basis, the Board reviews and approves CARS’ financial plans. While the Board oversees our strategic planning process, management is responsible for day-to-day operations and executing our strategy.

Risk Oversight

Our business faces various risks, including strategic, financial, legal, operational, and accounting risks. Identifying, managing and mitigating our exposure to these risks and effectively overseeing the risk management process is critical to our operational decision-making and annual planning processes. While management is responsible for the day-to-day management and mitigation of risk, our Board, acting directly and through its committees, is responsible for the oversight of our risk management. As part of our overall risk oversight framework, our committees also oversee certain categories of risk associated with their respective areas of responsibility. Each committee regularly reports to the Board on its risk oversight activities and invites all members of the Board to committee meetings for the discussion of risks that the chair of that committee believes will benefit non-committee member directors.

Cars.com Inc.  2023 Proxy Statement

Our committees are charged with specific areas of risk oversight, summarized below.

Board of Directors
Overall identification, management and mitigation of risk, with a focus on strategic risks

Audit Committee	Compensation Committee	Environmental, Social, and Governance Committee

Oversees CARS’ financial statements, compliance with legal and regulatory requirements and corporate policies and controls, including controls over financial reporting, information security and cybersecurity, and the independent auditor and internal audit function.

Oversees CARS’ compensation plans, including employee and director equity grants as well as senior management organization and succession planning.

Oversees key non-financial regulatory risks; management policies and programs relating to environmental, social, and governance matters, including those related to sustainability and climate change, diversity and inclusion, Board effectiveness and independence, adherence to our corporate governance guidelines; and other corporate governance matters.

Management

●     Responsible for the day-to-day management and mitigation of risk

●     Provides reports to the Board, the Audit Committee, and any other appropriate committee regarding key risks and the actions management has taken to monitor, control, and mitigate risks

●     Discusses and provides updates on business performance and progress on strategic plan

To learn more about risks facing CARS, you can review the risks described in Item 1A. Risk Factors in the 2022 Annual Report on Form 10-K. The risks described in Form 10-K are not the only risks facing CARS. Additional risks and uncertainties also may materially adversely affect our business, financial condition or results of operations in future periods.

Cars.com Inc.  2023 Proxy Statement

Cybersecurity and Information Security Risk Oversight

Our Board and the Audit Committee oversee CARS’ management of cybersecurity and information security risk. The Board and the Audit Committee receive presentations and regular reports throughout the year from management on the effectiveness of CARS’ overall cybersecurity program, CARS’ inherent cybersecurity risks, updates on recent cybersecurity threats and incidents, policies and practices, industry trends, regulatory developments, threat environment and vulnerability assessments, and specific and ongoing efforts to prevent, detect, and respond to internal and external cybersecurity threats. We have taken the following steps to address cybersecurity and information security risks:

●	Implemented company-wide cybersecurity training, anti-phishing and awareness programs for employees;

●	Conducted periodic audits and targeted risk assessments of our IT security capabilities to proactively identify and strengthen cybersecurity; and

●	purchased cybersecurity insurance policy to provide financial protections.

Our Information Security Team, led by our Chief Legal Officer, meets with our Audit Committee at least quarterly to provide updates on cybersecurity and information security programs, risks, and concerns. The Chair of the Audit Committee informs the Board of the outcome of these committee reviews through updates presented to the Board at regularly scheduled Board meetings.

Oversight of Environmental, Social and Governance

CARS is driven by a culture that cares about our people, our customers, our community and our planet. In 2021, we renamed the Board’s Nominating and Corporate Governance Committee as the ESG Committee. The Committee is charged with overseeing CARS’ efforts in the important areas of environmental, social, and governance (ESG) matters, and ensuring that the three standing committees of the Board fulfill their responsibility to oversee risk management of ESG issues within the specific areas of their competence. The Board’s oversight of ESG includes review of environmental, community affairs, corporate donations, corporate governance, diversity, equity and inclusion, and culture and human capital management matters. Our Chief Legal Officer and Chief Communications Officer regularly meet with and provide reports to the Board and ESG Committee on ESG-related matters and recent developments, so that the Board and the ESG Committee can ensure that any material ESG risks and opportunities are appropriately integrated into CARS’ long-term strategy. For more information about CARS’ ESG efforts see the Environmental Social and Governance Highlights section.

Board Committees

Our Board has three committees: the Audit Committee, the Compensation Committee, and the ESG Committee. Each Committee Chair meets regularly with management during the year to discuss committee business, develop agendas, and facilitate efficient meetings. Each Committee operates under a written charter, a current copy of which is available on our Investor Relations website at investor.cars.com.

Committee Membership

Name	Audit Committee	Compensation Committee	ESG Committee
Scott Forbes		Chair
Jerri DeVard
Jill Greenthal			Chair
Thomas Hale
Michael Kelly
Donald A. McGovern Jr.	Chair
Greg Revelle
Jenell Ross
Bala Subramanian
Alex Vetter
Bryan Wiener

Cars.com Inc.  2023 Proxy Statement

Information about our Committees

The Audit Committee assists our Board in its oversight of CARS’ financial statements, compliance with legal and regulatory requirements and corporate policies and controls, including controls over financial reporting, information security and cybersecurity, and the independent auditor and internal audit function.

The Audit Committee’s responsibilities include:

●

Accounting and Financial Reporting: overseeing the financial reporting process, including the integrity of our financial statements and internal controls;

●

Independent Auditor: reviewing and evaluating the independent auditor’s qualifications, performance, compensation and independence;

●

Internal Audit: overseeing the design, implementation and performance of the CARS’ internal audit function;

●

Transactions with Related Persons: reviewing and approving or ratifying related party transactions between CARS or our subsidiaries and related persons;

●

Policy Oversight: implementing policies with respect to risk assessment and management, including financial, data privacy and security (including cybersecurity), business continuity, and operational risks; and

●

Audit Committee Report: provide annual Audit Committee Report.

Audit Committee Committee Members Donald A. McGovern Jr. Jill Greenthal Thomas Hale Michael Kelly Jenell Ross Bala Subramanian Bryan Wiener Number of meetings during 2022 8

Independence Determination The Board has determined that all members of the Audit Committee satisfy the applicable audit committee independence requirements of the NYSE and the SEC.

Financial Literacy and Audit Committee Financial Expert

The Board has also determined that all members meet the NYSE’s financial literacy requirements and that each of Don, Jill, Tom, Mike and Bryan qualifies as an “audit committee financial expert” as defined by applicable SEC rules.

Audit Committee Highlights

●	Audit Committee Chair. The Chair of the Audit Committee is a Certified Public Accountant (“CPA”) with knowledge and experience in auditing financial matters.

Cars.com Inc.  2023 Proxy Statement

●	Enterprise Risk Management. The Audit Committee in its risk management function continued its oversight of the enterprise risk management, which is delegated to the legal and information security functions of CARS. Management provides the Audit Committee with periodic updates as part of regularly held Committee meetings with the Audit Committee providing guidance and support.

●	Cybersecurity. The Audit Committee regularly reviewed notable security events, information security and data privacy projects, and phishing simulation campaigns results.

●	Audit Committee Charter Update. The Audit Committee updated its charter to align with corporate governance best practices.

●	Investment Policy and Treasury Risk Management Policy. The Audit Committee reviewed the CARS Investment Policy and Treasury Risk Management Policy to ensure compliance with best practice.

●	Policy on Hiring of Employees or Former Employees of Independent Auditor. The Audit Committee has clear guidelines when CARS considers hiring employees, former employees or close family members of employees of our independent auditor.

●	Internal Audit Charter. The Audit Committee updated CARS Internal Audit Charter to further align with best practices for public companies.

Whistleblower Hotline

●	The Board has established a hotline for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports regarding any actual or suspected violation of CARS policies or applicable laws and regulations. Any employee, stockholder, or other interested party may call the hotline and submit a report 24 hours a day, seven days a week. Information on our hotline is available in our Ethics Reporting Guidelines, which are available on our website at investor.cars.com under Governance, our Code of Conduct, our Employee Handbook, our annual employee training and our employee intranet. The Audit Committee regularly receives updates on Whistleblower Hotline activity during regularly held Committee meetings.

The Compensation Committee assists the Board in discharging its responsibilities relating to the CARS’ compensation philosophy and the compensation of CARS’ directors, executive officers, and senior officers and has overall responsibility for oversight of CARS’ compensation plans, policies, and programs.

The Compensation Committee’s duties and responsibilities include:

●

Director Compensation: periodically reviewing and recommending to the Board the appropriate level and manner of compensation for directors, including equity-based compensation;

●

CEO Compensation: annually reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance considering those goals and objectives and determining and approving the CEO’s compensation level based on this evaluation;

●

Senior Officer Compensation: periodically reviewing and approving the annual base salaries, short term incentive, long-term incentive, equity awards and other forms of compensation for senior officers;

●

Compensation Plans: reviewing and approving all equity-based compensation plans of the Company and administering our Omnibus Incentive Compensation Plan and in that role is responsible for approving equity grants to employees;

●

Compensation Risk Management: reviewing and overseeing the risk assessment of the CARS’ compensation programs and advising the Audit Committee of financial risks related matters arising from, or relating to, CARS’ compensation programs, and reporting the same to the Board;

●

Organization and Succession Planning: together with the ESG Committee, annually reviewing CARS’ Organization and Succession Plan for our CEO and senior officers; and

●

Compensation Committee Report: providing the annual Compensation Committee Report.

Compensation Committee Committee Members Scott Forbes (Chair) Jerri DeVard Michael Kelly Donald A. McGovern, Jr. Greg Revelle Bala Subramanian Number of meetings during 2022 5

Independence Determination The Board has determined that all members of the Compensation Committee satisfy the applicable compensation committee independence requirements of the NYSE and the SEC.

Compensation Committee Interlocks and Insider Participation

No Compensation Committee member has ever been an officer or employee of CARS. No executive officer of CARS currently serves, or during the past year has served, as a member of the board of directors of any other entity that has one or more executive officers serving on our Board or Compensation Committee.

Cars.com Inc.  2023 Proxy Statement

Compensation Committee Highlights

●	New Independent Compensation Consultant. In 2022, the Compensation Committee initiated a competitive process and a request for proposal for independent compensation consultant support. After rigorous review and diligence, the Compensation Committee retained Korn Ferry as its independent compensation consultant.

●	2022 Advisory Vote on Executive Compensation (Say on Pay). CARS has continued to actively engage with its stockholders, and in 2022, CARS received 91.2% of stockholder approval, based on the total votes cast.

Environmental, Social and Governance Committee Committee Members Jill Greenthal (Chair) Jerri DeVard Scott Forbes Thomas Hale Greg Revelle Jenell Ross Bryan Wiener Number of meetings during 2022 4

The ESG Committee assists our Board in overseeing environmental, social, and governance matters, including those related to sustainability and climate change, that are relevant to CARS’ business, and devoting appropriate attention and effective response to stockholder concerns regarding such matters.

The ESG Committee’s duties and responsibilities include:

Environmental

●

overseeing progress and advising the Board on CARS’ environmental and climate-related goals and initiatives and CARS’ position in independent rating systems;

●

maintaining oversight of communications on environmental sustainability matters, including climate-related risks and opportunities, and working with management to collect feedback on stockholder concerns related to environmental sustainability;

Social

●

reviewing and discussing with management the human capital management matters relevant to CARS’ employees, including creating an equitable and fair work environment, workplace health and safety, diversity and inclusion, employee engagement, and policies promoting such outcomes;

●

reviewing and providing guidance on CARS’ public policy advocacy efforts to ensure alignment with company policies and values;

●

overseeing and reviewing CARS’ policies on community involvement and corporate charitable activities;

Governance

●

overseeing CARS’ corporate governance policies and practices;

●

assisting the Board by identifying individuals qualified to become directors consistent with criteria approved by the Board;

●

recommending Board committee appointments and chairs; and

●

leading the Board in its annual review of the performance of management and of the Board itself and its committees.

Organization and Succession Planning: the ESG Committee, together with the Compensation Committee annually reviews CARS’ Organization and Succession Plan

Independence Determination The Board has determined that all members of the ESG Committee are independent under NYSE requirements.

Cars.com Inc.  2023 Proxy Statement

Environmental, Social and Governance Highlights

●

Scope 1 and Scope 2 Emissions Assessment. CARS completed a scope 1 and 2 greenhouse gas emissions inventory for 2019 through 2021 to understand our carbon footprint and identify areas to incrementally reduce emissions. We noted a 19% decrease in emissions from 2020 to 2021, due to our hybrid work environment and decreased in-office energy consumption. We are continuing to collect data for subsequent years and will report GHG emissions for 2022 once they become available. CARS updated its Environmental and Climate Change Policy to include annual GHG emissions reporting.

Our baseline emissions for 2019 through 2021 are as follows:

	GHG Emissions (Metric tons CO2e)
	2019	2020	2021

Scope 1	119.06	127.40	102.05

Scope 2	939.57	691.02	564.63

Environmental

●

Climate Risk Assessment. CARS conducted a climate risk assessment to better understand the types of climate-related risks that are most salient for our business. This assessment reviewed CARS’ exposure to these risks as well as the systems in place to mitigate these risks. Overall, it was determined that CARS has a low risk of significant business impacts related to climate change.

●

Increased Electric Vehicle Editorial Content. CARS drove education and awareness of electric vehicles through increased editorial content on our Cars.com website, resulting in over six million visits to the Cars.com website.

●

CARS Carbon Cashback. CARS launched a campaign that awards a $1,500 grant to CARS employees who purchased an all-electric vehicle from any of CARS’ dealer customers between January 1, 2022 – December 31, 2022.

Cars.com Inc.  2023 Proxy Statement

Social

●

Training and Development Opportunities. Our training opportunities and leadership development programs combined with our annual performance reviews and employee feedback processes enable our teams to grow and evolve to meet the needs of our company and our industry. We partner with several educational institutions to provide internships and training programs for staff and offer tuition reimbursements for degree programs and certifications.

●

Expanded Employee Health and Wellness Benefits and Training. CARS expanded mental health programming to recognize Mental Health Awareness Month in May 2022 with new resources, events and activities for employees.

●

CARS Votes. We launched the CARS Votes initiative, which empowers our employees and communities to make their voices heard on election day. The initiative includes voting registration, voting resources and up to eight hours of paid time off to participate in local and federal elections.

●

CARS Giving. CARS has donated over $1,000,000 to local and industry organizations since 2020, including the National Association of Minority Automobile Dealers (NAMAD), Women in Automotive and Girls Who Code.

●

Local Community Support. We launched the CARS Volunteer Challenge to 100 with the goal of serving 100 local communities and encouraging employees to use their eight volunteer hours, resulting in 132 local communities impacted.

●

Occupational (Workplace) Health and Safety Policy. We updated our Labor and Human Rights Policy to indicate monitoring of OH&S performance data.

●

Labor Rights and Human Rights Policy. We updated our Labor and Human Rights Policy to indicate consideration of environmental, human and labor rights issues when selecting new suppliers and to identify water as a fundamental right.

●

Employee Resource Groups (ERGs). ERGs are voluntary, employee-led groups that are open to all employees that allow for the open sharing of ideas and cultural awareness, opportunities to network internally, provide ideas and solutions, and create opportunities for mentoring and career development.

●

Diversity Equity and Inclusion Included as a Component of Executive Compensation. CARS continues to consider diversity, equity and inclusion as a critical component of executive incentive compensation.

●

Annual Diversity Equity and Inclusion (“DEI”) Forum. CARS held its annual company-wide DEI forum to review our progress against DEI goals.

Cars.com Inc.  2023 Proxy Statement

Governance

●

Charter Updates. The ESG Committee led a review of all committee charters and updated the ESG charter to further reflect the committee’s responsibilities for environmental, social, and governance matters.

●

Stock Ownership and Retention Policy. We revised our Stock Ownership and Retention Policy to align with best practices.

Building a Diverse and Inclusive Workforce

CARS believes that fostering a culture of inclusion strengthens our business performance, improves our ability to recruit and develop talent and provides a rewarding workplace experience that allows all our employees to thrive and succeed. This commitment starts with leadership where our NEOs are 50% (2) women and 50% (2) men. Our NEOs are also 50% White (2), 25% African American (1) and 25% Asian (1). Our twelve-member executive management team, which are senior executive leaders that report to the CEO, is comprised of 50% (6) women and 50% (6) men. The executive management team is 75% White (9), 17% African American (2), and 8% Asian (1).

As of December 31, 2022, CARS had 1,717 full-time employees. In total, 56% (958) of our employees are men and 44% (759) are women. Approximately 74% (1,274) of our employees are White, 8% (144) are Hispanic or Latino, 8% (134) are Asian, 6% (98) are African American, 4% (63) identify as two or more races, 0.12% (2) are American Indian or Alaska Native, and 0.12% (2) are Native Hawaiian or Pacific Islander.

Corporate Governance Documents

Code of Conduct

Our credibility and reputation depend upon the good judgment, ethical behavior and personal integrity of each director, executive officer and employee. Unethical or illegal business conduct destroys trust, exposes us to legal liability and significant financial loss, and damages the very reputation for excellence we have worked hard to build. The Code of Conduct embodies our expectations on several topics including conflicts of interest, fair dealing, compliance with laws, rules, and regulations, protection of company assets, and protection of confidential information. Employees are expected to report any conduct that they believe in good faith to be an actual or apparent violation of our Code of Conduct.

We regularly review our Code of Conduct and related policies to ensure that they provide clear guidance. Additionally, to foster a strong culture of compliance and ethics, we conduct annual compliance training for all employees, which covers areas such as our Code of Conduct, insider trading, anti-harassment, employment discrimination and cybersecurity. Upon joining CARS and annually thereafter, our employees must complete the required compliance training.

Cars.com Inc.  2023 Proxy Statement

Governance Guidelines of the Board of Directors

The Board has adopted Corporate Governance Guidelines to serve as a framework to aid the Board in effectively conducting its business. The Corporate Governance Guidelines cover many of the policies and practices discussed in this Proxy Statement. The ESG Committee reviews the Corporate Governance Guidelines annually and recommends changes to the Board for consideration and approval as necessary or appropriate in response to changing regulatory requirements, evolving best practices and other considerations.

Insider Trading Policy

Our Insider Trading Policy prohibits all CARS directors, executive officers and employees from trading in CARS securities while in possession of material, non-public information about CARS, and from trading any CARS derivatives (e.g., put or call options), engaging in short sales or otherwise engaging in hedging activities, and pledging of CARS securities.

Where to Find Governance Documents

CARS is committed to strong corporate governance, and we believe that it is essential to creating long-term stockholder value. Aligned with that belief, our Board has adopted company-wide corporate governance policies and works with management to review and revise as appropriate on a periodic basis to ensure that the policies reflect our corporate governance objectives and best practices. Please visit the Governance section of our website at https://investor.cars.com/ to learn more about our corporate governance practices and to access the following material:

● Director and Management Biographies	● Code of Conduct	● Environmental Compliance and Climate Change Policy
● Certificate of Incorporation	● Insider Trading Policy	● Labor Rights and Human Rights Policy
● Bylaws	● Corporate Governance Guidelines	● Supplier Code of Conduct
● Committee Charters	● Clawback Policy	● Ethics Reporting Guidelines

Cars.com Inc.  2023 Proxy Statement

Proposal One:
Election of Directors

The Board, acting upon the recommendation of the ESG Committee, has nominated the following 11 directors for reelection to the Board.

● Scott Forbes ● Jerri DeVard ● Jill Greenthal ● Thomas Hale ● Michael Kelly ● Donald A. McGovern Jr.	● Greg Revelle ● Jenell Ross ● Bala Subramanian ● Alex Vetter ● Bryan Wiener

Each of the director nominees currently serves on the Board and was elected by the stockholders at the 2022 Annual Meeting. Our directors are elected annually by a majority of votes cast to enhance their accountability to stockholders. If elected, each director will hold office until the 2024 Annual Meeting and until his or her successor is elected and qualified. We have no reason to believe that any of the director nominees will be unable or unwilling to serve if elected. If any nominee should become unavailable for election, our Board may designate a substitute nominee, in which event the shares represented by proxies at the Annual Meeting will be voted for such substitute nominee unless an instruction to the contrary is indicated on the proxy card.

The Board believes that the combination of the qualifications and experiences of the director nominees will contribute to an effective and well-functioning board and that the director nominees possess the relevant skills and capacity to provide effective oversight of the business and counsel to management to advance our long-term strategy and oversee the interests of our stockholders.

Further information on the Board’s composition, as well as each nominee’s qualifications and relevant experience, are provided on the following pages.

VOTE

The Board, upon recommendation of the ESG Committee, unanimously recommends that stockholders vote FOR the election of each of the nominees for director.

Cars.com Inc.  2023 Proxy Statement

Director Nomination Process

Our Board believes that an appropriate balance of skills, attributes and experience is important for an effective board of directors. The ESG Committee is responsible for establishing director qualification criteria and identifying the key competencies, skills and desired areas of expertise for the Board. When evaluating potential directors for nomination to the Board, the ESG Committee considers, among other factors, the candidate’s: (i) demonstrated ability, as evidenced by significant accomplishment in the candidate’s field, to contribute meaningfully to the Board’s oversight of CARS’ business and affairs; (ii) reputation for honesty and ethical conduct in the candidate’s personal and professional activities; (iii) specific experience and skills, industry background and knowledge relevant to CARS’ strategic needs; and (iv) diversity of experience and perspectives, including diversity with respect to race, gender, sexual orientation, ethnicity, background and areas of expertise.

The ESG Committee believes that a board composed of diverse backgrounds and experiences will enhance the quality of the Board’s discussions and decision-making process and expand the Board’s understanding of the needs and viewpoints of our customers, partners, employees and other stakeholders. The ESG Committee regularly reviews and evaluates the Board’s composition to determine whether the Board requires skills or experience not currently represented on the Board. If, as part of its ongoing review and evaluation, the ESG Committee or the Board determines that it requires any additional directors, CARS’ bylaws permit the Board to expand the size of the Board and appoint persons to fill any resulting vacancies without the need for stockholder action. The ESG Committee will consider candidates for our Board recommended by our stockholders for election at the Annual Meeting. Nominations of candidates for our Board by our stockholders for consideration at the Annual Meeting are subject to the deadlines and other requirements described under the Questions and Answers about the Annual Meeting section.

Board Composition and Experience

Board Diversity and Tenure

Our Board recognizes the value of diverse opinions, perspectives, personal and professional experiences, and backgrounds, including gender, race, ethnicity, and country of origin. We believe the judgment and perspectives offered by a diverse board of directors improves the quality of decision-making and enhances CARS’ business performance. CARS is committed to having a Board and a workforce that reflects the world in which it operates, its stockholders and its customers. Currently, our Board is composed of 73% men and 27% women. Our Board is also 73% White (8), 18% African American (2), and 9% Asian (1). 55% of our Board is under the age of 60, 36% between the ages of 60 and 70, and 9% is over 70 years old.

Cars.com Inc.  2023 Proxy Statement

Skills Matrix

The Board believes that the combination of backgrounds, skills, and experiences has produced a Board that is well-equipped to exercise oversight responsibilities on behalf of CARS’ stockholders. The following tables highlight the key skills, qualifications, experiences, and diversity attributes that each director nominee brings to our Board. The skills matrix is a summary, and it is not intended to be a complete description of all the key skills, qualifications, attributes, and experience of each director. Nominees developed competencies in these skills through education, direct experience, and oversight responsibilities.

	Forbes	DeVard	Greenthal	Hale	Kelly	McGovern	Revelle	Ross	Subramanian	Vetter	Wiener
EXECUTIVE LEADERSHIP EXPERIENCE
Public or Private Company CEO Experience
Executive Leadership
RELEVANT BUSINESS EXPERIENCE
Marketplace
Digital/Internet
Marketing/ Advertising
Automotive/Retail
Strategic Planning
Cybersecurity and Information Technology
FINANCIAL EXPERIENCE
SEC Financial Expert
Capital Markets/ M&A
Risk Management

Board Evaluations

The Board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. As such, the Board conducts an annual evaluation process intended to determine whether the Board, each of its committees, and individual directors are functioning effectively, and to provide the Board with an opportunity to reflect upon and improve processes and effectiveness. Our annual evaluation process is led by the Chair of the Board and the ESG Committee. This evaluation is intended to elicit the views of all directors about Board effectiveness, areas of improvement, collaboration with management, current business strategy and whether steps should be taken to improve the performance of the Board and its committees. The evaluation has taken a variety of forms including written surveys and interviews conducted by the Chair of the Board. The results are then reported to the full Board, which considers the results and ways in which Board processes and effectiveness may be enhanced.

Cars.com Inc.  2023 Proxy Statement

2023 Director Nominees

Scott Forbes
Age 65 Director since 2017 Independent
COMMITTEES: ● Chair, Compensation ● ESG

Background

Scott has over 40 years of experience in operations, finance and mergers and acquisitions, business strategy, business integration, and building online marketplace brands. His experience includes several senior leadership positions during his 15 years at Cendant Corporation, which was formerly a leading provider of travel and real estate services and its predecessor HFS Inc, operating in more than 100 countries. He then served from 2005 to 2019 as Executive Chairman and subsequently Non-Executive Chairman of Rightmove plc, the UK’s largest online real estate portal and property website. Scott has had significant board experience with companies in the online marketing, real estate, travel and digital commerce industries. He currently serves as Chairman of Ascential plc, a global specialist eCommerce business and is Senior Independent Director of Auction Technology Group plc, a proprietary platform for curated online auctions. Scott holds a B.S. from Rutgers University.

Other Public Company Board Experience:

Current	Within past five years
Ascential plc (2016 – Present)	Rightmove plc (2005 – 2019)

Auction Technology Group plc (2021 – Present)	Travelport Limited (2016 -2019)

Jerri DeVard
Age 64 Director since 2017 Independent
COMMITTEES: ● Compensation ● ESG

Background

Jerri has more than 30 years of extensive marketing, e-Commerce, brand management and leadership experience at large global brands with in-depth knowledge of strategic, operational and financial aspects of integrated and online marketing along with expertise in brand management, customer engagement and e-Commerce. Jerri is the former Executive Vice President and Chief Customer Officer of Office Depot, Inc., an office supply retailing company, a role she held from 2018 to 2020. Prior to joining Office Depot in 2017 as Chief Marketing Officer, she served as Senior Vice President and Chief Marketing Officer at The ADT Corporation from 2014 to 2016 and Executive Vice President and Chief Marketing Officer at Nokia Corporation. Jerri has held senior marketing roles at Verizon Communications Inc., Citibank N.A., Revlon Inc., Harrah’s Entertainment, the NFL’s Minnesota Vikings and The Pillsbury Company. Jerri was also principal at DeVard Marketing Group, a firm specializing in digital and multicultural branding and marketing strategies. She is also the founder of the Black Executive CMO Alliance (“BECA”), an alliance designed to champion corporate diversity and build the next generation of C-suite marketing executives. Jerri holds an M.B.A. from Atlanta University Graduate School of Business and B.A. from Spelman College.

Other Public Company Board Experience:

Current	Within past five years

Dow Inc. (2022 – Present)	The ServiceMaster Company, LLC (2016 – 2018)

Root, Inc. (2020 – Present)

Under Armour, Inc. (2017 – Present)

Cars.com Inc.  2023 Proxy Statement

Jill Greenthal
Age 66 Director since 2017 Independent
COMMITTEES: ● ESG, Chair ● Audit

Background

Jill has more than 30 years of financial and investment banking experience in M&A, corporate finance and highly structured transactions. Jill served as a Senior Advisor in Private Equity at the Blackstone Group from 2007 until her retirement in 2022. Prior to 2007, she served as a Senior Managing Director in Blackstone’s Advisory Business group. She also held leadership positions at Credit Suisse First Boston, Donaldson, Lufkin & Jenrette, and Lehman Brothers. Jill holds an M.B.A. from Harvard Business School and B.A. from Simmons University.

Other Public Company Board Experience:

Current	Within past five years

TaskUS, Inc. (2022 – Present)	Akamai Technologies, Inc. (2007 – 2022)

Houghton Mifflin Harcourt (2012 – 2022)

Flex, Ltd. (2018 – 2020)

TEGNA Inc. (2015 – 2017)

Thomas Hale
Age 54 Director since 2017 Independent
COMMITTEES: ● Audit ● ESG

Background

Tom has extensive expertise with web marketplaces, subscription businesses, and product and technology operations, as well as financial expertise and significant management, leadership and operational experience gained through his leadership positions at multiple successful online companies. Tom is the Chief Executive Officer of ŌURA Health Oy, a health technology company, known for the Oura Ring, a smart ring used to track sleep and physical activity. Prior to joining ŌURA, Tom served as President of Momentive, an agile experience management company, and the makers of GetFeedback and SurveyMonkey from 2016 to 2022 and as Chief Operating Officer of HomeAway, an internet marketplace for vacation rentals from 2010 to 2015. Tom holds a B.A. from Harvard University.

Other Public Company Board Experience:

Current	Within past five years

N/A	Intralinks Holdings, Inc. (2008 – 2017)

Cars.com Inc.  2023 Proxy Statement

Michael Kelly
Age 65 Director since 2018 Independent
COMMITTEES: ● Audit ● Compensation

Background

Mike brings experience in digital transformation, delivering quality content to consumers across various platforms and investment advising. He is the Co-Founder of Kelly Newman Advisors, an advisory and investment firm, and has served as its Chief Executive Officer since its formation in September 2016. Mike previously served as President and Chief Executive Officer of The Weather Channel Companies and served as the President of AOL Media Networks, a division of Time Warner, Inc. Mike holds a B.A. from the University of Illinois at Urbana-Champaign.

Other Public Company Board Experience:

Current	Within past five years

N/A	Bankrate Inc. (2012 – 2017)

Donald A. McGovern Jr.
Age 72 Director since 2017 Independent
COMMITTEES: ● Audit, Chair ● Compensation

Background

Don brings wide-ranging operational, financial, accounting, audit, restructuring, divestiture and mergers and acquisitions experience gained through more than 45 years of financial and accounting experience. In June 2013, Don retired from PricewaterhouseCoopers following a 39-year career with the firm. Don is a member of the American Institute of Certified Public Accountants and is currently licensed in California, Illinois and New York. Don holds an M.B.A. from DePaul University and B.A. from Marquette University.

Other Public Company Board Experience:

Current	Within past five years

180 Life Sciences (2020 – Present)	CRH, plc (2013 – 2019)

Cars.com Inc.  2023 Proxy Statement

Greg Revelle
Age 45 Director since 2017 Independent
COMMITTEES: ● ESG ● Compensation

Background

Greg brings senior leadership expertise in digital transformation, brand positioning, media, customer strategy and traffic generation, as well as sophisticated analytics capabilities and automotive marketing experience gained across industries. Greg currently serves as the Chief Commercial Officer at Cap Hill Brands. Prior to joining Cap Hill Brands, Greg was the Chief Marketing Officer for Kohl’s, responsible for the marketing organization and overall marketing strategy, including the company’s focus on driving customer engagement through analytics, enhancing the loyalty platform, accelerating customer traffic and continuing to build Kohl’s overall brand position. Prior to joining Kohl’s, Greg was the Chief Marketing Officer at Best Buy and has also served as Chief Marketing Officer at AutoNation; Vice President of worldwide online marketing at Expedia; and as an investment banker at Credit Suisse. Greg holds an M.B.A from Harvard Business School and B.A. from Princeton University.

Other Public Company Board Experience:

Current	Within past five years

N/A	N/A

Jenell R. Ross
Age 53 Director since 2021 Independent
COMMITTEES: ● Audit ● ESG

Background

Jenell brings valuable insights to the Board through her years of leadership in the automotive industry and the many public, civic and charity boards on which she is involved. Jenell is the President of the Bob Ross Auto Group in Centerville, Ohio, a position she has held since 2010. The company’s Mercedes-Benz dealership is the first African American-owned Mercedes dealership in the world, and Ms. Ross is the sole second-generation African American woman automobile dealer in the country. Her real-world experience as a successful dealer and owner-operator further enhances the perspectives of our Board. Jenell holds a B.A. from Emory University and completed the General Motors Dealer Management Development Program and National Automobile Dealers Association Dealer Candidate Academy.

Other Public Company Board Experience:

Current	Within past five years

Hub Group, Inc. (2020 – Present)	N/A

Cars.com Inc.  2023 Proxy Statement

Bala Subramanian
Age 51 Director since 2018 Independent
COMMITTEES: ● Audit ● Compensation

Background

Bala brings more than 16 years of leadership and management experience in digital transformations and building out best-in-class consumer experiences in competitive environments. Bala serves as Executive Vice President (EVP) and Chief Digital and Technology Officer at UPS. As a member of the Executive Leadership Team, he is responsible for leading the company’s digital transformation to enhance customer and employee experiences, build digital fluency and improve organizational agility. Prior to joining UPS, Bala served as Chief Digital Officer at AT&T where he led the transformation of customer and employee experiences across all company touchpoints. Before then, he was Chief Digital Officer at Best Buy, part of the senior leadership team involved in the company’s digital transformation. Earlier in his career, Bala served in technology leadership roles at T-Mobile U.S.A. Inc. and Ericsson. Bala holds his M.B.A. from the Fuqua School of Business at Duke University, a M.S. from the University of Oklahoma, and a B.A. from the University of Madras.

Other Public Company Board Experience:

Current	Within past five years

N/A	Ahold Delhaize (2021 – 2023)

Alex Vetter
Age 52 Director since 2017

Background

Alex serves as the CEO of Cars.com Inc. Alex is one of the founding members of Cars.com, and since becoming CEO in 2014, has taken CARS public and transformed the business model from an online listings and content provider to a technology platform powering innovative solutions and frictionless omni-channel experiences for the automotive industry. Prior to serving as CEO, Alex served in several senior management roles for Cars.com spanning multiple functional areas. From 2006 until 2014, he served as Senior Vice President and Chief Operating Officer. Prior to Cars.com, Alex served as Manager of Business Development of Classified Ventures from 1997 to 1998, and as Business Development Manager of Tribune Interactive/Tribune Media Services from 1996 to 1997. Alex holds a B.A. from Providence College.

Other Public Company Board Experience:

Current	Within past five years

N/A	N/A

Cars.com Inc.  2023 Proxy Statement

Bryan Wiener
Age 52 Director since 2018 Independent
COMMITTEES: ● Audit ● ESG

Background

Bryan is an entrepreneur and 25-year advertising industry veteran who is experienced in successfully transforming and growing companies in highly disruptive environments. He is currently the CEO of Profitero, Inc. a leading global enterprise eCommerce SaaS analytics platform, where he has served since 2020. He was CEO of Comscore, Inc., a global leader in cross-platform audience and advertising measurement from 2018 to 2019 and served as a member of the board of directors from 2017 to 2019. Prior to joining Comscore Inc., Bryan co-founded and was co-CEO of Innovation Interactive, the parent company of award-winning digital agency 360i and search marketing SaaS provider, Ignition One. Bryan also previously served as the Chairman of Expion, a social content and analytics software SaaS company from 2014 until the company was acquired in 2015. He also previously held a series of senior management positions at public companies, including serving as president of Net2Phone Global Services, LLC, a subsidiary of Net2Phone, Inc., an early VoIP software company. Prior to Net2Phone, Bryan served as general manager at theGlobe.com, one of the first-ever social media companies. Bryan holds an M.B.A from the Stern School of Business at New York University and a B.A. from Syracuse University.

Other Public Company Board Experience:

Current	Within past five years

N/A	Comscore, Inc. (2017 – 2019)

Compensation of Non-Executive Directors

CARS’ philosophy regarding director compensation is to align the interests of non-employee directors with the interests of our stockholders and to provide market competitive compensation commensurate with the work required to serve on CARS’ Board. Under the CARS’ Non-Executive Director Compensation Program, each of our non-executive directors receives the following:

●	an annual cash retainer of $75,000, payable quarterly, plus an additional $1,000 per meeting if the number of meetings of any one committee exceeds eight meetings per year;

●	an annual equity award in the form of restricted stock units (“RSUs”) with a grant date value equal to $180,000, which will vest on the terms described in the table below and be eligible for dividend equivalents that would be deemed to be reinvested in shares of our common stock; and

●	an additional annual cash retainer of $20,000, payable quarterly, to committee chairs and an additional annual equity award to the independent Chair of the Board in the form of RSUs with a grant date value equal to $75,000, which will vest on the terms described below and be eligible for dividend equivalents.

Non-executive directors have the option to defer receipt of their equity awards after their vesting date.

Stock Ownership and Retention Policy

Our non-executive directors are subject to minimum share ownership and stock retention requirements. Under our Stock Ownership and Retention Policy, non-executive directors are expected to hold shares of our common stock with a value of three times the annual cash retainer (currently $225,000). Our non-executive directors are expected to hold at least 50% of the shares received from CARS as compensation until the stock ownership requirements are met. All current non-executive directors are in compliance with these guidelines as of the date of this Proxy Statement.

Cars.com Inc.  2023 Proxy Statement

2022 Director Compensation Table

The following table shows the compensation paid to our non-executive directors for their service on the Board during the fiscal year ending on December 31, 2022. Alex Vetter, our CEO, did not receive additional compensation for his service on the Board. Information on compensation paid to Mr. Vetter in his role as CEO during the fiscal year ending December 31, 2022, is described in the Compensation Discussion and Analysis section and the Summary Compensation Tables of this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($) (2)	Total ($)
Scott Forbes (3)	95,000	255,005	350,005
Jerri DeVard (3)	75,000	180,010	255,010
Jill Greenthal (4)	95,000	180,010	275,010
Tom Hale (4)	75,000	180,010	255,010
Mike Kelly (3)	75,000	180,010	255,010
Don McGovern	95,000	180,010	275,010
Greg Revelle (3)	75,000	180,010	255,010
Jenell Ross (4)	75,000	180,010	255,010
Bala Subramanian (4)	75,000	180,010	255,010
Bryan Wiener (3)	75,000	180,010	255,010

(1)	Reflects annual cash retainer of $75,000 and an additional annual cash retainer of $20,000, for service as a committee chair, if applicable, all paid quarterly.
(2)	On June 8, 2022, an annual equity award in the form of 17,342 RSUs was granted to each non-executive director based on a grant date value equal to $180,000. Scott received an additional annual equity award of 7,225 RSUs based on a grant date value equal to $75,000 for serving as the independent chair. Each of these RSUs will vest on the earlier of June 8, 2023 or the day preceding the 2023 Annual Meeting of Stockholders, and these awards were the only unvested awards held by the non-executive directors as of December 31, 2022.
(3)	Each of Scott, Jerri, Bryan, Greg and Mike has elected to defer delivery of the underlying shares of stock once his/her RSUs vest until separation from service on the Board.
(4)	Each of Jill, Jenell, Bala and Tom has elected to defer delivery of the underlying shares of stock once the RSUs vest until the earlier of the third anniversary of the grant date or separation from service on the Board.

Cars.com Inc.  2023 Proxy Statement

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) describes our compensation program, philosophy, decisions and the process for the compensation of our Named Executive Officers (“NEOs”) for fiscal 2022 (January 1, 2022 to December 31, 2022). Additionally, we outline our rationale for the compensation framework for fiscal 2022. We are committed to maintaining a close alignment of our executive pay programs with CARS’ and our stockholders’ interests, which includes establishing a compensation structure that will allow us to fairly reward, attract and retain key talent.

Executive Officers

Information on Alex Vetter, who is also a member of our Board, can be found above in the “2023 Director Nominee” section.

Sonia Jain Chief Financial Officer Age 43
Background

Sonia serves as CARS’ Chief Financial Officer and in this role, she is responsible for CARS’ financial health and leads accounting, finance and analytics, treasury, investor relations and strategic planning. Sonia joined CARS as Chief Financial Officer in July 2020 and was reappointed to the role in October 2022 after serving as Chief Financial Officer of Convoy from April 2022 to September 2022. A former Morgan Stanley investment banker and McKinsey & Co. consultant, Sonia spent 10 years with the Redbox organization, first joining then-parent Outerwall in 2010. It was under her watch that the company was acquired by Apollo Global Management and launched its Redbox On Demand online video store. Sonia holds a M.B.A from Harvard University, M.S. from Massachusetts Institute of Technology, and B.S.E from Princeton University.

Doug Miller President and Chief Commercial Officer Age 52
Background

Doug serves as CARS’ President and Chief Commercial Officer and in this role, he is responsible for commercial strategy and execution.  Doug served as Chief Revenue Officer from July 2018 to December 2021. Prior to joining CARS, Doug served as Chief Revenue Officer at online consumer marketplace LivingSocial where he helped grow the company from a small start-up to a global enterprise with nearly $2 billion in sales.  Doug also held executive positions at Expedia, Ticketmaster and Citysearch. Doug holds a B.A. from Hamilton College.

Cars.com Inc.  2023 Proxy Statement

Angelique Strong Marks Chief Legal Officer Age 55
Background

Angelique serves as CARS’ Chief Legal Officer and in this role, she is responsible for CARS’ legal corporate governance, compliance and information security and data privacy matters. CARS appointed Angelique to this role in April 2022.  Prior to joining CARS, Angelique served as General Counsel at REE Automotive where she was part of the core team that successfully established REE as a publicly traded company. Angelique also served as General Counsel at MAHLE Industries and Behr America, global suppliers to the automotive industry. Angelique holds a J.D. from the Ohio State University, a M.B.A. from Miami University and a B.S. from the University of Akron.

Our Named Executive Officers

For fiscal 2022, our NEOs were:

Name	Position with Cars.com Inc.
Alex Vetter	Chief Executive Officer
Sonia Jain (1)	Chief Financial Officer
Doug Miller	President and Chief Commercial Officer
Angelique Strong Marks (2)	Chief Legal Officer
Jandy Tomy (3)	Executive Vice President, Finance and Treasurer and Former Interim Chief Financial Officer
Jim Rogers (4)	Former Chief Legal Officer

(1)	Sonia served as the Chief Financial Officer from January 1, 2022 through April 15, 2022, the effective date of her resignation and rejoined CARS in the same role on October 17, 2022.
(2)	Angelique was appointed Chief Legal Officer effective April 4, 2022.
(3)	Jandy served as Interim Chief Financial Officer from April 15, 2022 through October 17, 2022.
(4)	Jim’s employment with CARS terminated effective April 29, 2022, and he served in an advisory role from April 4, 2022 to April 29, 2022.

Fiscal 2022 Performance

2022 marked a strong year of growth for our business as we helped consumers, dealers, OEMs and lenders in an environment that challenged many. At the beginning of fiscal 2022, management proposed, and the Board approved a financial plan that demonstrated the strength and resiliency of our online marketplace platform even during uncertain economic times for the automotive industry. The Compensation Committee then approved the fiscal 2022 short-term incentive plan based upon the 2022 financial plan and set long-term incentive targets based on our three-year outlook. Our fiscal 2022 financial results, which is the criteria CARS uses to measure performance relative to our 2022 short-term incentive plan were as follows:

Revenue	Net Income	Adjusted EBITDA (1)
$653.9 million	$17.2 million	$186.7 million
Up $30.2 million, or 5% increase year-over-year	$0.25 per diluted share	or 29% of revenue

(1)	Adjusted EBITDA is not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). CARS uses Adjusted EBITDA as a measure for determining incentive compensation targets. For a reconciliation of Adjusted EBITDA to its most directly comparable financial measure prepared in accordance with GAAP, see below:

Cars.com Inc.  2023 Proxy Statement

Non-GAAP Reconciliation (in thousands) Year Ended December 31, 2022
Reconciliation of Net Income to Adjusted EBITDA
Net Income (loss)	$17,206
Interest expense, net	$35,320
Income tax expense (benefit)	$5,370
Depreciation and amortization	$94,394
Stock-based compensation	$22,966
Write-off of long-lived assets and other	$999
Severance, transformation and other exit costs	$4,329
Transaction-related items	$6,144
Adjusted EBITDA	$186,728

Revenue for the year totaled $653.9 million, an increase of $30.2 million, or up 5%, compared to the prior year period. 2022 Net income totaled $17.2 million, or $0.25 per diluted share, compared to Net income of $10.8 million, or $0.15 per diluted share in the prior year. Adjusted EBITDA for the year totaled $186.7 million, or 29% of revenue, compared to $189.2 million, or 30% of revenue, in the prior year period.

Despite strong performance relative to marketplace peers and the broader industry, CARS did not meet its financial targets set at the beginning of its fiscal 2022 year. Aligned with our pay-for-performance strategy, the short-term incentive plan paid at 80% of target payouts.

Our Compensation Philosophy

Our executive compensation program is designed to recruit, retain and fairly reward highly skilled executives who bring the business acumen necessary to achieve our long-term business objectives. We pay for performance and design executive compensation programs that reward short and long-term performance and align the financial interests of executive officers with those of our stockholders. Accordingly, the compensation packages provided to our executives include both cash and equity-based components. We evaluate performance and compensation levels to ensure that:

●	we maintain our ability to attract and retain outstanding employees in executive positions,
●	executive compensation remains competitive with the compensation paid to similarly situated executives at companies with whom we compete for talent, and
●	compensation programs are applied in a performance-oriented manner.

Cars.com Inc.  2023 Proxy Statement

What We Do in Our Compensation Programs	What We Do Not Do or allow in Our Compensation Programs

●     Establish, communicate, and monitor measurable goals and objectives

●     Review total compensation when making executive compensation decisions

●     Establish maximum award levels for short- and long-term incentive plans

●     Obtain advice of an independent compensation consultant

●     Assess our programs against peer companies and best practices

●     Require executives to pre-clear all stock transactions

●     Avoid incentives that encourage excessive risk

●     Annually assess risk associated with our compensation program

●     Require adherence to our executive stock ownership and holding guidelines

●     Subject incentive compensation of executives to our Clawback Policy

●     Engage with stockholders regarding perspectives on executive compensation

●     No tax gross-ups on change in control

●     No single-trigger change-in-control payments

●     No dividends or dividend equivalents on unearned or unvested share units

●     No hedging transactions or short sales involving CARS stock

●     No pledging of CARS stock as collateral or depositing or holding CARS stock in a margin account

●     No executive perquisite programs

Role of the Compensation Committee, Management, Compensation Consultants and Compensation Peer Groups

Role of the Compensation Committee

Our Compensation Committee is responsible for establishing the compensation of our NEOs and other senior officers. The Compensation Committee oversees (i) administration of CARS’ executive compensation plan, policies and programs, including corporate goals and objectives relating to compensation, short-term bonus (incentive) plans and long-term equity compensation plans, (ii) approval of grants of equity awards, and (iii) senior officer organization and succession planning. The Compensation Committee is appointed by the Board.

Role of Executive Officers

Management participates in the review and refinement of our executive compensation program. Our CEO meets with the Compensation Committee to discuss compensation packages for the executive team and to review the performance of CARS and each executive, other than himself, and makes recommendations with respect to the appropriate base salary, annual cash bonus and grants of long-term equity awards. After considering these recommendations and other considerations discussed below, the Compensation Committee determines the annual compensation package for each executive.

Role of Compensation Consultants

The Compensation Committee regularly reviews our compensation philosophy and objectives. As part of this process, it monitors, reviews and evaluates our executive compensation program to determine and ensure that it provides reasonable compensation that aligns with its philosophy and objectives. The Compensation Committee engages an outside compensation consultant to assist in its monitoring, review and evaluations of its executive compensation programs.

In the first half of 2022, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its consultant to advise it on executive compensation matters for which Meridian received customary fees. Meridian’s work included providing guidance regarding the treatment of compensation, including equity compensation awards and related matters, as described in more detail below. Additionally, after considering the required factors relevant to evaluate independence, the Compensation Committee determined that Meridian is an independent compensation consultant in accordance with applicable SEC and NYSE rules.

Meridian participated in Compensation Committee meetings as requested by the Chair of the Compensation Committee and communicated directly with the Chair of the Compensation Committee outside of meetings. Meridian participated in Compensation Committee executive sessions to assist in analyzing executive compensation practices and trends, the appropriate relationship between pay and performance, and other relevant compensation-related matters; consulting with management and the Compensation Committee regarding market data used as a reference for pay decisions; participating in the design of CARS’ equity award programs and short-term incentive plan; advising regarding proxy disclosures; advising and participating in stockholder and proxy advisor consultation meetings; and advising regarding CARS’ director compensation program.

Cars.com Inc.  2023 Proxy Statement

Working with Meridian, the Compensation Committee considered multiple sources of data to evaluate the fairness of our compensation structures and whether they met our compensation objectives. We also considered how our compensation practices compare to market practices among relevant companies in terms of size, industry and geography. Among other factors considered and provided by Meridian are the following, when available, regarding compensation for executives:

●	Data from base salary, bonus and equity compensation surveys that include companies of a similar size, based on metrics such as revenue, profitability measurements, growth and market capitalization;
●	Compensation data for executive officer positions for comparable companies based upon current and prior proxy statements and other SEC filings of relevant companies, including direct industry competitors and non-industry companies with which we commonly compete for talent (including both regional and national competitors).

As it does on at least an annual basis, in 2022 the Compensation Committee worked with Meridian to review the composition of the peer group to determine if its compensation structure required any changes. The Compensation Committee evaluated the peer group based on a variety of factors including revenue size, market capitalization, industry, talent market and organizational structure. The addition and removal of companies to the peer group also reflect capital market changes such as delisting of companies from capital markets as a result of divestiture or other reasons. As a result of this review, three peer companies were removed in 2022: CDK Global Inc., Cornerstone OnDemand Inc. and GrubHub Inc. The 2022 peer group consists of 13 companies. The Compensation Committee believes this peer group is reflective of the CARS’ competitive market for executive talent.

In connection with the Compensation Committee’s approval of executive officer base salary, incentives and equity compensation discussed below in the section titled “Principal Elements of Our Executive Compensation Practices,” data regarding compensation practices for comparable executive officer positions at the following peer companies were considered and used for the purpose of determining competitive compensation levels:

2022 Compensation Peer Group
America’s Car-Mart, Inc.	Match Group, Inc.	TrueCar, Inc.
CarGurus, Inc.	QuinStreet, Inc.	Vroom, Inc.
CoStar Group, Inc.	Shutterstock, Inc.	Yelp Inc.
Gogo Inc.	TripAdvisor, Inc.	Ziff Davis Inc. (formerly known as J2 Global, Inc.)
Groupon, Inc.

In July 2022, at the conclusion of a competitive selection process with highly regarded compensation advisory firms, the Compensation Committee retained Korn Ferry as its compensation consultant to advise it on executive compensation matters. The selection process was done in accordance with CARS and the Board’s normal cadence of assessing the costs and level of services of its vendors and consultants. Korn Ferry demonstrated that it has the level of expertise necessary to support CARS and was deemed to be a strong strategic fit and was engaged based on market terms. Additionally, after considering the required factors relevant to evaluate independence, the Compensation Committee determined that Korn Ferry is an independent compensation consultant in accordance with applicable SEC and NYSE rules.

Cars.com Inc.  2023 Proxy Statement

Stockholder Engagement

The Compensation Committee actively engages with stockholders to understand and consider their perspectives with respect to our executive compensation programs. Our senior management team, including the Chief Executive Officer, the Chief Financial Officer, and the Director of Investor Relations, as well as the Chair of our Board and Compensation Committee, regularly engage in meaningful dialogue with our stockholders through in-person and teleconference meetings, earnings calls and other channels of communication. CARS engages in proactive outreach to stockholders to discuss and receive input, provide additional information, and address questions about matters including but not limited to our business strategy, financial performance, capital allocation, executive compensation programs, corporate governance and ESG philosophy and policies. The Chair of the Board and Compensation Committee and the Director of Investor Relations invited investors to meetings in the spring of 2022 to discuss CARS’ executive compensation program and corporate governance practices. These engagement efforts were constructive, and stockholders were generally supportive of our executive compensation program.

Considerations of 2022 Say-On-Pay-Vote

At our 2022 Annual Meeting of Stockholders, 91.2% of our stockholders approved our advisory “say-on-pay” proposal to approve the compensation of our NEOs, based on the total votes cast. After discussions with our stockholders regarding executive compensation in the spring of 2022, the Compensation Committee reiterated its commitment to proactively engage stockholders regarding compensation matters and, given the level of support for the “say-on-pay” proposal, did not make any changes as a direct result of such vote.

Principal Elements of Our Executive Compensation Practices

As described below, the key elements of our compensation package for NEOs are base salary, short-term (annual) cash incentive plan (“STIP”) awards, equity-based awards, and our benefits programs.

Pay Elements	Objective	Benefit to Stockholders
Base Salary	● Provides NEOs with competitive level of fixed compensation ● Reflects individual performance and scope of responsibilities, as well as the competitive market for executive talent	● Competitive salaries help us fairly compensate, attract and retain talented executives
STIP	● Rewards NEOs for achieving annual company and individual goals	● Focused on meeting key short-term business objectives and performance metrics, including DEI targets
Equity-Based Awards	● Provides equity awards for NEOs to focus on long-term stockholder value creation	● Award value is based on long-term performance metrics correlated with an increase in long-term market valuation ● Assists in retention of key executives and focus on long-term strategic objectives

Pay Mix, Awards, and Targets

Each executive officer’s compensation has been individually designed to provide a combination of fixed and at-risk compensation that is tied to the achievement of CARS’ short- and long-term objectives.

Equity grants represent the majority of our executives’ total direct compensation at target (sum of base salary, STIP and equity-based awards). This helps to align our NEOs’ interests with those of our stockholders. We intend to continue our practice of awarding equity to our executives as it reaffirms our philosophy of paying for performance and aligning compensation directly to the long-term value and growth of CARS. The following charts show the weight of each element of compensation relative to target direct compensation for our CEO and the other NEOs, in the aggregate.

Cars.com Inc.  2023 Proxy Statement

In 2022, 89% of aggregate CEO target compensation was variable compensation. Of that amount, 14% was in the form of the STIP cash-based award and the remaining 86% was in the form of Long-Term Incentive Plan equity-based awards with multi-year vesting periods.

CEO-Total Compensation	CEO-Variable Compensation

In 2022, 76% of aggregate NEO (other than CEO) target compensation was variable compensation. Of that amount, 30% was in the form of the STIP cash-based award and the remaining 70% was in the form of Long-Term Incentive Plan equity-based awards comprised of both time-based and performance-based equity grants that have multi-year vesting periods.

NEO-Total Compensation	NEO-Variable Compensation

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. Each NEO’s base salary is generally reviewed annually to determine whether an adjustment is warranted or required based on the competitive market, the economic environment and the individual’s performance.

In determining base salaries for our NEOs, the Compensation Committee considers several factors, including:

●	The scope of responsibilities, prior experience, and qualifications;
●	Past individual performance;
●	Base salary and total compensation relative to other executives in similar positions;
●	Competitive market conditions and market data; and
●	Recommendations of the CEO, other than with respect to his own compensation.

Cars.com Inc.  2023 Proxy Statement

After considering the above factors, the Compensation Committee approved the following salary increases for our NEOs for 2022, effective as of April 1, 2022.

Name	2021 Annual Base Salary Rate ($)	2022 Annual Base Salary Rate ($)
Alex Vetter	700,000	750,000
Sonia Jain(1)	494,400	550,000
Doug Miller	450,000	500,000
Angelique Strong Marks(2)	—	375,000
Jandy Tomy	290,700	301,601
Jim Rogers (3)	371,315	371,315

(1)	Sonia rejoined CARS as Chief Financial Officer on October 17, 2022, at the same salary approved in April 2022.
(2)	Angelique was appointed Chief Legal Officer effective April 4, 2022.
(3)	Jim’s employment with CARS terminated effective April 29, 2022, and he served in an advisory role from April 4, 2022 to April 29, 2022.

Short Term Incentive Plan (STIP) Awards

We offer our NEOs the opportunity to earn STIP awards based on achieved performance against Compensation Committee-approved single-year performance goals. The Compensation Committee, in its sole discretion with respect to the CEO and in collaboration with the CEO for all other NEOs, determines whether and to what extent STIP awards shall be paid to each NEO. The Compensation Committee approved a Company Performance Factor (“CPF”) of 80% which is based on internal targets previously established and approved by the Compensation Committee included in the 2022 STIP. The Compensation Committee selects Revenue and Adjusted EBITDA targets to measure annual performance because they are and have been the metrics by which management has measured success and accountability, both internally and externally.

Overview of 2022 STIP Awards

In 2022, our NEOs participated in our STIP program. The Compensation Committee set each NEO’s 2022 target STIP award opportunity (expressed as a percentage of base salary) based on several factors, including CARS’ financial performance relative to targets set by the Compensation Committee, the NEO’s scope of duties and responsibilities, internal pay equity considerations and competitive market conditions and data. The cash payout under this program was equal to the product of the following Compensation Committee-approved performance factors: (i) the Company Performance Factor (CPF), which is related to achieved performance against two equally weighted performance metrics, Adjusted EBITDA and Revenue, multiplied by (ii) the Individual Performance Factor (IPF), which is related to each NEO’s performance considering functional leadership, talent and team growth, role modeling and features DEI recruitment and retention goals. CARS defines Adjusted EBITDA as net income (loss) before (1) interest expense, net, (2) income tax (benefit) expense, (3) depreciation, (4) amortization of intangible assets, (5) stock-based compensation expense, (6) unrealized mark-to-market adjustments and cash transactions related to derivative instruments, and (7) certain other items, such as transaction-related costs, severance, transformation and other exit costs and write-off and impairments of goodwill, intangible assets and other long-lived assets.

Based on achieved performance against the two financial metrics, the CPF may make a NEO eligible to earn between 0% and 200% of the NEO’s target STIP opportunity. In accordance with the STIP formula, the threshold payout for Adjusted EBITDA requires the attainment of at least 90% of target Adjusted EBITDA to yield 20% of the NEO’s target STIP opportunity, and the threshold payout for Revenue requires the attainment of at least 90% of target Revenue to yield 25% of the NEO’s target STIP opportunity. As described above and below, the amount earned under the financial metrics is subject to adjustment based on a NEO’s IPF, based on functional leadership, talent and team growth, role modeling and DEI commitment.

Determination of 2022 STIP Awards

Using the Revenue and Adjusted EBITDA calculations described above, the table below shows target, threshold, and maximum goals for each financial metric, 2022 results achieved against these goals and the CPF payout calculation (expressed as a percentage of target STIP opportunity) for each financial metric.

Cars.com Inc.  2023 Proxy Statement

Financial Metrics	Goal Weighting %	Threshold (Payout %) $	Target $	Maximum $	2022 Results $	Performance Payout %
		45%	100%	200%
Revenue ($ in millions)	50%	618.2 (25%)	686.9	755.6	653.9	43.0%
Adjusted EBITDA ($ in millions)	50%	175.6 (20%)	195.2	214.7	183.8	38.5%
						81.5%

Based on the approved formula as described above, the 2022 CPF calculation would have resulted in a CPF of 81.5%, but management recommended, and the Compensation Committee adopted, a CPF of 80% with the excess portion used to provide a discretionary STIP pool to reward outstanding performers below the executive level while still maintaining the STIP formula-driven aggregate incentive compensation.

In general, based on an NEO’s individual performance, the CEO recommends to the Compensation Committee (other than for himself) the NEO’s IPF, which may range between 0% to 150%. The CEO recommendation considers each NEOs contribution to deliver our financial results, lead and develop their teams, including creating a diverse and inclusive talent strategy - while driving overall strategic and operational contributions to create shareholder value. The Compensation Committee determined the CEO’s IPF to be 100%. The Compensation Committee also determined, based on the CEO’s recommendation, that Sonia, Doug and Angelique’s IPF to be 100%. Our CFO awarded a bonus to Jandy based on an IPF of 100%. Jim was awarded a bonus based on an IPF of 100% as part of his severance agreement in April 2022.

Based on such payout percentages, the Compensation Committee approved the following determination of each NEO’s 2022 cash award under the STIP:

Name	2022 Annual STIP Target %	2022 Annual STIP Target $	2022 Formula Driven CPF %	2022 Committee- Approved CPF %	2022 IPF %	2022 STIP Award Earned $
Alex Vetter	110%	811,250	81.5%	80%	100%	649,000
Sonia Jain	110%	296,283	81.5%	80%	100%	237,026
Doug Miller	110%	550,000	81.5%	80%	100%	440,000
Angelique Strong Marks	50%	140,024	81.5%	80%	100%	112,019
Jandy Tomy	50%	149,438	81.5%	80%	100%	119,550
Jim Rogers (1)	50%	185,658	81.5%	80%	100%	48,424

(1)	Jim received a prorated STIP payment for the number of days he was employed in 2022 (January 1, 2022 – April 29, 2022).

Long-Term Incentive Plan (LTIP) – Equity Awards

Our LTIP awards are designed to drive achievement of long-term operational and financial goals and increased stockholder value, as well as to attract and retain key talent. CARS has a pay-for-performance culture and includes performance conditions in a portion of equity grants to executive leaders. The Compensation Committee approved targets with a three-year performance period for performance-based Restricted Stock Units (PSUs) comprising 50% of the equity grant allocation to continuing NEOs in 2022. The Board believes Revenue and Adjusted EBITDA compound annual growth rates over a three-year period are the most appropriate metrics and most correlated with CARS’ success and the sustainable growth in stockholder value.

Target long-term incentive awards are based on a percentage of base salary or a fixed dollar amount. In 2022, the Compensation Committee set each NEO’s LTIP target value based on the NEO’s role and responsibilities, internal equity considerations, competitive market conditions and data and target direct compensation. Alex’s LTIP target value was $5,000,000, Sonia’s at $1,787,500, Doug’s at $1,500,000, Angelique’s at $656,250 and Jim’s at $556,973. Jandy’s LTIP target was initially $200,009 and upon her accepting the role of Interim Chief Financial Officer she was granted $111,050. The Compensation Committee makes LTIP equity grants annually at its March meeting following issuance of CARS Annual Report on Form 10-K.

Cars.com Inc.  2023 Proxy Statement

2022 Equity Pay Mix

The Compensation Committee approved the following 2022 equity pay mix for our NEOs:

●	CEO equity pay mix: 50% PSUs and 50% Options (by value)

●	CFO and CCO equity pay mix: 50% PSUs and 50% RSUs. Jandy’s equity pay mix remained at 100% RSUs upon assumption of the Interim Chief Financial Officer role

●	CLO equity pay mix: 100% RSUs

CARS’ pay policy for NEOs has been for long-term equity grants to comprise the majority of target compensation and for half of those equity grants to include performance conditions. As previously disclosed, the Compensation Committee removed the performance condition requirement in 2020 and 2021 based on exceptional economic circumstances and the just completed strategic business transformation that compromised its ability to confidently set reasonable targets. The completion of a comprehensive strategic transformation in 2019 resulted in a more limited line of sight for target-setting in 2020, further exacerbated by uncertainties related to prevailing automotive industry market conditions during the pandemic period, such as inventory shortages and mandatory lockdowns. The Compensation Committee reintroduced performance conditions for 50% of long-term equity grants in March 2022 as consistent with CARS’ historic practice as the Chair had indicated to stockholders during investor consultations in June and November 2021. The Compensation Committee continued that practice in 2023 with 50% of the long-term equity grants for continuing NEOs being subject to achievement of performance conditions.

2022 Performance Share Units (PSUs)

In 2022, the Compensation Committee awarded the CEO, CFO and CCO equity grants in the form of PSUs. The PSUs are based on a three-year performance period consisting of fiscal years 2022, 2023, and 2024, measuring performance against pre-established Revenue and Adjusted EBITDA targets and will include threshold and maximum payouts as indicated in the chart below.

		Performance Achievement %
Financial Metrics (in Millions)	Goal Weighting %	Threshold %	Target %	Maximum %
Three-Year Average Growth – Revenue	50	25	50	100
Three-Year Compound Annual Growth Rate – Adjusted EBITDA	50	25	50	100
2022 – 2024 LTIP Payout		50	100	200

Name	Number of Securities Underlying PSUs Granted in 2022
Alex Vetter	165,893
Sonia Jain (1)	29,650
Doug Miller	49,768
(1)	As a condition of her re-hire as Chief Financial Officer on October 17, 2022, Sonia was granted 29,650 PSUs which represents the pro rata portion of her full 2022 PSU LTI grant.

Cars.com Inc.  2023 Proxy Statement

2022 Restricted Stock Units (RSUs)

The number of RSUs granted was determined by dividing the approved value of each grant by the closing share price of a share of Cars.com Inc. common stock on the date of grant. The 2022 RSUs vest ratably over a three-year period. Generally, an NEO must be employed through each vesting date to avoid forfeiting any unvested RSUs except as provided by CARS’ severance plans. RSUs that vest on each vesting date are settled in shares of common stock, less shares that may be withheld by CARS for payment of taxes. The following table shows the number of RSUs granted to our NEOs in 2022.

Name	Number of Securities Underlying RSUs Granted in 2022
Alex Vetter	_
Sonia Jain (1)	204,610
Doug Miller	49,768
Angelique Strong Marks	66,625
Jandy Tomy (2)	24,547
Jim Rogers	36,960

(1)
As a condition of her re-hire as Chief Financial Officer on October 17, 2022, Sonia was granted the following: (i) 29,650 RSUs which represents the pro rata portion of her full 2022 RSU LTIP grant and (ii) 174,960 RSUs which represents the amount of RSUs that were canceled upon her resignation from CARS on April 15, 2022.

(2)	Jandy’s 2022 equity grants consisted of the following (i) 13,272 RSUs granted as part of CARS LTIP and (ii) 11,275 RSUs as a result of assuming duties of Interim Chief Financial Officer.

2022 Non-Qualified Stock Options (NQSO)

The Options issued to Alex represent 50% of his Target LTIP amount. The number of Options issued was determined by dividing the allocated value of the Option grant by a single Option’s value as determined under the Black-Scholes option pricing model using the 30-day trailing average stock price. The Options will vest 100% on March 1, 2025 if Alex continues in employment through that date.

Name	Number of Securities Underlying Stock-Options in 2022
Alex Vetter	263,119

Other Compensation

In addition to the primary elements of compensation (base salary, cash bonuses and equity awards) described above, the NEOs may participate in benefit programs generally available to our employees, including a 401(k) plan that provides for matching contributions up to a stated limit.

Executive Compensation Policies and Arrangements

Employment Arrangements

Except for the general offer letters provided to all CARS employees, CARS does not enter into employment agreements with its employees. In certain instances, to attract and retain executives or key employees, CARS may provide sign-on bonuses (typically reflected in the offer letter) or award bonuses in recognition of interim service beyond the executive’s normal role. To minimize the need for unique employment agreements and to establish compensation programs that are market competitive, we have also adopted a Change-in-Control Severance Plan and an Executive Severance Plan as described in the section “Named Executive Officer Compensation – Potential Payments Upon Termination or Change in Control” below.

Cars.com Inc.  2023 Proxy Statement

Stock Ownership and Retention Policy

CARS is committed to fostering a compensation structure that aligns each executive’s interests with those of our stockholders. As part of these alignment efforts, the Board adopted a Stock Ownership and Retention Policy that requires each senior executive, including each NEO, to maintain a meaningful level of investment in CARS common stock. The levels of stock ownership are reviewed by the ESG Committee to evidence compliance with the guidelines. Senior executives are expected to hold shares (at least 50% of the net shares received after shares are withheld by CARS in payment of withholding taxes, counting unvested RSUs at 50% of the underlying shares, and PSUs at zero until the performance period is complete) received under equity grants until the stock ownership requirements are met. The following table reflects the minimum stock ownership guideline for the senior officers, including the NEOs. All NEOs are currently, and have always been, in compliance with the Stock Ownership and Retention Policy.

Executive	Minimum Guideline Multiple of Base Salary
CEO	5x
President	2x
Chief Financial Officer	2x
CEO direct reports	1x

Hedging and Other Prohibited Transactions Policy

Our Insider Trading Policy prohibits employees (including executive officers), directors and their family members, from engaging in short sales, directly or indirectly, trading in puts or calls, options, warrants or similar instruments relating to CARS securities or selling such securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery), day-trading or hedging with respect to CARS securities. These restrictions are also applicable to hedging transactions through the purchase of financial instruments, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, trading on margin or in margin-related derivatives, or any financial instruments or derivatives or entering into any contracts, warrants or the like for the purpose of hedging price movements in CARS securities. Additionally, directors and executive officers may not, directly or indirectly, pledge CARS securities as collateral on any debt instrument.

Incentive Compensation Clawback Policy

The Compensation Committee has adopted a Clawback Policy that applies to compensation granted to current and former senior officers. Under the policy, the Compensation Committee is authorized to recover any excess incentive compensation received by certain employees, including current and former senior officers in the event of (i) an accounting restatement resulting from material noncompliance with financial reporting requirements under any applicable securities laws, or (ii) any material violation of laws, regulations, or employment policies that lead to significant harm to CARS, including but not limited to reputational, financial, or competitive harm. The Clawback Policy will be reviewed and revised in connection with the SEC’s final clawback rules and consistent with the NYSE’s listing standards.

Tax and Accounting Considerations

Although the Compensation Committee considers tax and accounting consequences in making its determination, the Compensation Committee designs and administers compensation programs that it believes are in the best interests of us and our stockholders.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis and discussed it with CARS management. Based on the Compensation Committee’s review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in CARS’ Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022.

The Compensation Committee Report does not constitute soliciting material and is not considered filed or incorporated by reference by any general statement incorporating by reference this Proxy Statement or future filings into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

Compensation Committee of the Board of Directors

Scott Forbes, Chairman
Jerri DeVard
Michael Kelly
Donald A. McGovern, Jr.
Greg Revelle
Bala Subramanian

Cars.com Inc.  2023 Proxy Statement

Named Executive Officer Compensation

2022 SUMMARY COMPENSATION TABLE

The following Summary Compensation Table contains compensation information for fiscal years 2022, 2021, and 2020 (as applicable) for our NEOs: (i) Alex Vetter, who served as CEO; (ii) Sonia Jain who served as Chief Financial Officer and Jandy Tomy, who served as Interim Chief Financial Officer; (iii) Doug Miller and Angelique Strong Marks, our other executive officers serving as of December 31, 2022; and (iv) Jim Rogers who served as an executive officer until his employment terminated in April 2022.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total Compensation
		($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)
Alex Vetter Chief Executive Officer	2022	737,500	–	2,500,008	2,470,499	649,000	12,200	6,369,207
	2021	687,500	–	2,500,001	2,803,029	983,125	11,600	6,985,255
	2020	608,250	–	2,500,000	1,434,626	669,075	11,400	5,223,351
Sonia Jain (5) Chief Financial Officer	2022	261,100	–	2,977,445	–	237,026	2,336	3,477,907
	2021	490,800	–	1,483,201	–	738,040	9,816	2,721,857
	2020	234,769	484,769	1,510,006	–	–	–	2,229,544
Doug Miller President and Chief Commercial Officer	2022	500,000	–	1,500,008	–	440,000	12,200	2,452,208
	2021	440,500	–	1,125,007	–	629,915	11,600	2,207,022
	2020	406,000	–	844,603	–	446,600	11,400	1,708,603
Angelique Strong Marks Chief Legal Officer	2022	280,048	–	656,256	–	112,019	10,000	1,058,323
Jandy Tomy (6) Former Interim Chief Financial Officer	2022	298,876	389,099(7)	311,068	–	119,550	12,200	1,130,793
	2021	289,275	–	200,001	–	197,430	11,600	698,306
	2020	285,000	150,000	300,002	–	138,938	7,996	881,936
Jim Rogers (8) Former Chief Legal Officer	2022	123,772	–	556,987	–	48,424	12,200	741,383
	2021	368,611	–	556,982	–	239,597	10,635	1,175,825
	2020	360,500	–	540,751	–	180,250	7,405	1,088,906

(1)
Amounts disclosed in this column represent grants of RSUs and PSUs made under our Omnibus Incentive Compensation Plan. With respect to each RSU and PSU grant, the amounts disclosed reflect the grant date fair value computed in accordance with FASB ASC Topic 718 and not amounts actually paid to, or realized by, the NEOs. The value of the PSUs included in the table above is based on probable outcome as of the grant date. Assuming maximum performance, the grant date value of the PSUs would be as follows: Alex - $5,000,0015, Sonia - $753,703 and Doug - $1,500,008. For additional information, including assumptions used in calculating these amounts, see Note 12 to the CARS’ audited consolidated financial statements for the year ended December 31, 2022, included in CARS’ Annual Report on Form 10-K for the year ended December 31, 2022.  For additional information on the RSU Option grants made in 2021, see the “Grants of Plan-Based Awards in 2022” table below.

(2)
Amounts disclosed in this column for 2022 reflect Non-Qualified Stock Options granted under our Omnibus Incentive Compensation Plan.  With respect to each Option grant, the amounts disclosed reflect the grant date fair value computed in accordance with FASB ASC Topic 718 and not the amounts actually paid to or realized by the CEO.  For additional information, including assumptions used in calculating these amounts, see Note 12 to CARS’ audited financial statements for the year ended December 31, 2022 included in CARS’ Annual Report on Form 10-K for the year ended December 31, 2022.  For additional information on the Stock Option grants made in 2022, see the “Grants of Plan-Based Awards in 2022” table below.

(3)
Amounts disclosed in this column for 2022 reflect cash amounts paid under our STIP. For additional information, see the section entitled “Compensation Discussion and Analysis— Elements of our Executive Compensation Practices.”

(4)	Amounts disclosed in this column for 2022 include the Company’s 401(k) matching contributions.
(5)	Sonia voluntarily resigned from CARS on April 15, 2022, and was re-hired as Chief Financial Officer on October 17, 2022.
(6)	Jandy was appointed Interim Chief Financial Officer upon Sonia’s resignation on April 15, 2022 until October 17, 2022.
(7)
This amount reflects (i) a bonus of $129,650 paid on April 15, 2022 and (ii) salary enhancement payments of $28,811 paid monthly from April to December 2022, both of which were pursuant to her agreement to fulfill the responsibilities as Interim Chief Financial Officer as well as $150 5-year anniversary bonus.

(8)
Jim’s employment with CARS terminated on April 29, 2022 and was classified as a Qualifying Termination under the terms set forth in CARS Executive Severance Plan.  In May 2022 Jim received a severance payout of $539,641 comprised of $371,315 for base salary, $162,720 for STIP and $5,606 for COBRA benefits.  In March 2023, Jim received $48,424 which represents the prorated portion of his 2022 STIP award and $1,093,290 which represents the value of the 57,938 RSUs that vested on March 1, 2023 at $18.87 per share.

Cars.com Inc.  2023 Proxy Statement

GRANTS OF PLAN-BASED AWARDS IN 2022

The following table sets forth information regarding grants of awards made to our NEOs during 2022.

Name	Award Type	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Securities Underlying Restricted Stock Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Awards ($/sh)	Grant Date Fair Value of Stock Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Alex Vetter	STIP Bonus		365,063	811,250	1,622,500	–	–	–	–	–	–	–
	PSU	3/16/2022	–	–	–	82,947	165,893	331,786	–	–	–	2,500,008
	NQSO	3/16/2022	–	–	–	–	–	–	–	263,119	15.07	2,470,499
Sonia Jain	STIP Bonus		133,327	296,283	592,566	–	–	–	–	–	–	–
	PSU	10/17/2022	–	–	–	14,825	29,650	59,300	–	–	–	376,864
	RSU	10/17/2022	–	–	–	–	–	–	204,610	–	–	2,600,593
Doug Miller	STIP Bonus		247,500	550,000	1,100,000	–	–	–	–	–	–	–
	PSU	3/16/2022	–	–	–	24,884	49,768	99,536	–	–	–	750,004
	RSU	3/16/2022	–	–	–	–	–	–	49,768	–	–	750,004
A. Strong Marks	STIP Bonus		63,011	140,024	280,048	–	–	–	–	–	–	–
	RSU	5/13/2022	–	–	–	–	–	–	66,625	–	–	656,256
Jandy Tomy	STIP Bonus		67,247	149,438	298,876	–	–	–	–	–	–	–
	RSU	3/16/2022	–	–	–	–	–	–	13,272	–	–	200,009
	RSU	5/13/2022	–	–	–	–	–	–	11,275	–	–	111,059
Jim Rogers	STIP Bonus		83,546	185,658	371,315	–	–	–	–	–	–	–
	RSU	3/16/2022	–	–	–	–	–	–	36,960	–	–	556,987

Outstanding Equity Awards at 2022 Year-End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2022.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
		Exercised	Unexercisable
	3/18/2020 (2)	–	513,228	–	5.40	3/18/2030	–	–	–	–
	3/18/2020 (3)	–	–	–	–	–	154,321	2,125,000	–	–
Alex Vetter	3/17/2021 (4)	–	–	–	15.17	3/17/2031	–	–	–	–
	3/17/2021 (5)	–	–	–	–	–	109,866	1,512,855	–	–
	3/16/2022 (6)	–	263,119	–	15.07	3/16/2032	–	–	–	–
	3/16/2022 (7)	–	–	–	–	–	–	–	165,893	2,284,347
Sonia Jain	10/17/2022 (8)	–	–	–	–	–	204,610	2,817,480	–	–
	10/17/2022 (7)	–	–	–	–	–	–	–	29,650	408,281
Doug Miller	3/18/2020 (3)	–	–	–	–	–	52,136	717,913	–	–
	3/17/2021 (5)	–	–	–	–	–	24,720	340,394	–	–
	3/16/2022 (9)	–	–	–	–	–	49,768	685,305	–	–
	3/16/2022 (7)	–	–	–	–	–	–	–	49,768	685,305
Angelique Strong Marks	5/13/2022 (10)	–	–	–	–	–	66,625	917,426	–	–
Jandy Tomy	3/18/2020 (3)	–	–	–	–	–	18,519	255,007	–	–
	3/17/2021 (5)	–	–	–	–	–	8,789	121,025	–	–
	3/16/2022 (9)	–	–	–	–	–	13,272	182,755	–	–
	5/13/2022 (11)	–	–	–	–	–	11,275	155,257	–	–
Jim Rogers	3/18/2020 (3)	–	–	–	–	–	33,380	459,643	–	–
	3/17/2021 (5)	–	–	–	–	–	12,238	168,517	–	–
	3/16/2022 (10)	–	–	–	–	–	12,320	169,646	–	–

Cars.com Inc.  2023 Proxy Statement

(1)
Reflects the market value of outstanding RSUs and PSUs based on the price per share of common stock of $13.77, the closing market price on December 30, 2022. These amounts do not correspond to the actual value that may be realized by the NEOs. Receipt of any of the value of vesting equity is contingent upon the NEO’s continued employment with the Company through each applicable vesting date.

(2)	On March 1, 2023, 100% of these stock options vested.
(3)	On March 1, 2023, the final installment of RSUs vested: 154,321 for Alex, 18,519 for Jandy, 33,380 for Jim and 52,136 for Doug.
(4)	100% of these stock options will vest on March 1, 2024.
(5)	On March 1, 2023, the following RSUs vested: 54,933 for Alex, 4,394 for Jandy, 12,238 for Jim, and 24,720 for Doug.
(6)	100% of these stock options will vest on March 1, 2025.
(7)	100% of these PSUs will vest on March 1, 2025, subject to attainment of specific performance objectives established for fiscal years 2022 - 2024. The PSU value is set forth at target.
(8)	These RSUs will vest in equal installments annually on October 1, 2023, 2024 and 2025.
(9)	On March 1, 2023, the following RSUs vested: 4,424 for Jandy, 12,320 for Jim, and 16,590 for Doug.
(10)	These RSUs will vest in equal installments annually on May 1, 2023, 2024 and 2025.
(11)	100% of these RSUs will vest on May 1, 2023.

OPTION EXERCISES AND STOCK VESTED IN 2022

The following table sets forth the number of shares of common stock acquired during 2022 by our NEOs upon the vesting of RSUs and the value realized upon such vesting. No stock options were exercised during 2022.

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized On Vesting ($)(2)
Alex Vetter	256,346	4,104,099
Sonia Jain	32,591	521,782
Doug Miller	86,776	1,381,433
Angelique Strong Marks	—	—
Jandy Tomy	27,549	441,059
Jim Rogers	53,044	849,234

(1)	Reflects the aggregate number of shares of common stock underlying the RSUs and PSUs that vested in 2022.
(2)	Calculated by multiplying (i) the fair market value of common stock on the vesting date, which was determined using the closing price on the NYSE of a share of common stock on the date of vesting or, if such day is a holiday, on the immediately preceding trading day by (ii) the number of shares of common stock acquired upon vesting. Shares of stock were withheld to pay taxes due in connection with the vesting. Of the amount shown, Alex received net shares valued at $2,434,689; Sonia received net shares valued at $373,481; Jandy received net shares valued at $306,960, Jim received net shares valued at $596,340; and Doug received net shares valued at $987,969.

Cars.com Inc.  2023 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance Arrangements

CARS maintains a Change in Control Severance Plan (the “CIC Severance Plan”) and the Cars.com Inc. Executive Severance Plan (the “Executive Severance Plan” and together with the CIC Severance Plan, the “Severance Plans”). There is no duplication of benefits between the Severance Plans, so participants who have a qualifying termination of employment under both Severance Plans receive benefits from the CIC Severance Plan and not from the Executive Severance Plan. Participants in the Severance Plans are generally selected by the Compensation Committee and currently include Alex, Sonia, Doug and Angelique and certain other key employees. The following describes the severance arrangements that were in place for both as of December 31, 2022.

Under the CIC Severance Plan, a participant who, in connection with a change in control of CARS or within two years following a change in control, experiences an involuntary termination without cause or voluntarily terminates his or her employment for good reason, would receive a lump sum amount equal to the sum of (1) any unpaid base salary and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date in an amount equal to the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the termination date occurs, as well as outplacement benefits. If the annual bonus for the year prior to the date of termination had not yet been paid, the participant would be paid at the time those bonuses are paid to other participants. Additionally, participants would receive a lump sum cash severance payment equal to the product of (a) a severance multiple and (b) the sum of (1) the participant’s annual base salary at the highest rate of salary during the 12-month period immediately prior to the termination date or, if higher, during the 12-month period immediately prior to the change in control, and (2) the participant’s average annual bonus earned for the three most recent fiscal years for which the participant had been paid (or was eligible for) a bonus preceding the termination (or, if higher, the three fiscal years preceding the change in control). The severance multiple for Alex is 2.0 and 1.5 for each of Sonia, Doug and Angelique. A participant will also receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by 24 for Alex and 18 for each of Sonia, Angelique, and Doug.

The CIC Severance Plan does not provide excise tax gross-ups on payments to participants. If payments would subject a participant to the IRS parachute excise tax, CARS would then either (i) reduce the payment to the largest portion of the payments that would result in no portion of the payments being subject to the parachute excise tax or (ii) pay the full amount of such payments, whichever is better on an after-tax basis for the participant.

Under the Executive Severance Plan, a participant who experiences an involuntary termination of employment without cause would receive a lump-sum cash severance payment equal to the product of (a) a severance multiple and (b) the sum of the participant’s annual base salary and average annual bonus earned for the three most recent fiscal years for which the participant had been paid (or was eligible for) a bonus preceding the termination. The severance multiple is 1.5 for Alex and 1.0 for each of Sonia, Doug and Angelique. The participant would also receive a lump sum amount equal to any unpaid base salary and bonus through the date of termination and would be eligible to receive a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination based on actual CARS performance and individual performance at target, paid when such payments are made to other participants. (In the event the termination occurs before annual bonuses have been paid for the prior year, the participant would be entitled to receive the annual bonus for that year based on actual performance, paid when such payments are made to other participants.) Additionally, the participant would generally receive 12 months continued vesting under equity awards (18 months for Alex). A participant would also receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by 18 for Alex and 12 for each of Sonia, Doug and Angelique.

Both the CIC Severance Plan and the Executive Severance Plan provide that severance payments are contingent upon the participant’s execution of a release of claims in favor of CARS and its affiliates and agreeing to (or reaffirming) restrictive covenants in other agreements or providing covenants restricting the participant’s solicitation of employees, disparagement of CARS and its affiliates, and disclosure of confidential information (other than as required by law) and, in the case of the Executive Severance Plan, restricting the participant’s competition.

In addition, RSUs and Options awarded to Alex, Sonia, Doug and Angelique provide for pro-rata vesting upon death and disability. RSUs, Options and PSUs vest (at target for PSUs) upon a change in control if the awards are not continued or assumed in connection with the change in control and vest upon a termination by CARS or its successor without cause or by the NEO for good reason within two years after a change in control if the equity awards are continued or assumed in connection with the change in control.

Cars.com Inc.  2023 Proxy Statement

Under our STIP, if a participant’s employment is terminated involuntarily during a performance year due to death or disability, such participant will be eligible for a prorated portion of his or her bonus, as determined based on actual performance and the number of days completed in the performance year. If a participant’s employment is terminated for any other reason during a performance year, no award shall be payable to such participant in respect of such year.

Summary of Potential Benefits

The following table shows the payments and benefits potentially payable to each of our NEOs upon a qualifying termination under the Severance Plans assuming a December 31, 2022 termination of employment. The employment of the NEOs listed below in the table did not actually terminate on December 31, 2022, and as a result they received none of the amounts shown in the table below. The actual amounts to be paid to our executives in connection with their termination can be determined only at the time and in the circumstances of such termination. In addition to the amounts shown in the table below, each executive is entitled to receive amounts earned during the term of employment regardless of the manner of termination, including accrued but unpaid base salary and other employee benefits to which such NEO was entitled on the date of termination. For purposes of calculating the value of equity acceleration, the December 31, 2022 closing price of $13.77 was used.

Executive	Payment Elements	CIC Termination ($)	Qualifying Termination (other than a CIC Termination) ($)
Alex Vetter	Salary	1,500,000 (1)	1,125,000 (1)
	Annual Performance Bonus	1,887,128 (2)	1,592,564 (3)
	Restricted Stock Units	3,637,855 (4)	3,637,855 (5)
	Performance Share Units	2,284,347 (6)	—
	Stock Options	4,295,718 (7)	3,937,742 (8)
	Health Coverage	47,832	35,874
	Outplacement	25,000	—
	TOTAL	13,677,880	10,329,035
Sonia Jain	Salary	825,000 (1)	550,000 (1)
	Annual Performance Bonus	1,210,674 (2)	721,296 (3)
	Restricted Stock Units	2,817,480 (4)	939,169 (5)
	Performance Share Units	408,281 (6)	—
	Health Coverage	—	—
	Outplacement	25,000	—
	TOTAL	5,286,435	2,210,465
Doug Miller	Salary	750,000 (1)	500,000 (1)
	Annual Performance Bonus	1,035,329 (2)	854,132 (3)
	Restricted Stock Units	2,084,007 (4)	1,286,751 (5)
	Performance Share Units	685,305 (6)	—
	Health Coverage	28,287	18,858
	Outplacement	25,000	—
	TOTAL	4,607,928	2,659,741
Angelique Strong Marks	Salary	562,500 (1)	375,000 (1)
	Annual Performance Bonus	468,750 (2)	299,519 (3)
	Restricted Stock Units	917,426 (4)	305,818 (5)
	Performance Share Units	—	—
	Health Coverage	14,760	9,840
	Outplacement	25,000	—
	TOTAL	1,988,436	990,177
Jandy Tomy	Salary	—	150,801
	Annual Performance Bonus	—	186,779
	Restricted Stock Units	714,043 (4)	714,043
	Performance Share Units	—	—
	Health Coverage	—	9,438
	Outplacement	—	—
	TOTAL	714,043	1,061,061
Jim Rogers (9)	Salary	—	371,315 (1)
	Annual Performance Bonus	—	211,144 (3)
	Restricted Stock Units	—	1,093,290 (5)
	Performance Share Units	—	—
	Health Coverage	—	5,606
	Outplacement	—	—
	TOTAL	—	1,681,355

Cars.com Inc.  2023 Proxy Statement

(1)	Represents a lump sum payment in an amount equal to the executive’s annual base salary times the severance multiple applicable under each termination scenario.
(2)	Represents a lump sum payment in an amount equal to the severance multiple times the three-year average STIP award plus a pro-rated portion of the three-year average bonus based on the number of days served during the year of termination. As of December 31, 2022, the pro-rated portion of the three-year average bonus is 100%.
(3)	Represents a lump sum payment in an amount equal to the severance multiple times the three-year average STIP award plus a pro-rated portion of the annual bonus based on actual Company performance and on the number of days served during the year of termination. As of December 31, 2022, the pro-rated portion of the annual bonus is 100%.
(4)	Represents the dollar value of 100% accelerated vesting of such individual’s RSU awards outstanding as of December 31, 2022.
(5)	Represents the dollar value of continued vesting of RSUs vesting for 18 months (for the CEO) or 12 months (for the other NEOs) of the termination date, which is assumed to be December 31, 2022.
(6)	Represents the dollar value of accelerated vesting of PSUs based on target achievement of performance objective.
(7)	Represents the dollar value calculated by multiplying the amount by which $13.77 (the closing price of the Company’s stock on December 30, 2022) exceeds the exercise price of the Option by the number of shares subject to the accelerated portion of the Option. Alex’s Options outstanding as of December 31, 2022 comprised of 513,228 Options at an exercise price of $5.40 and 290,994 options at an exercise price of $15.17 and 263,119 Options at an exercise price of $15.07.
(8)	A pro rata portion of Options vest for Alex, which is calculated as the total number of Options eligible to vest multiplied by a fraction, the numerator of which is the number of full months from grant date to termination date (December 31, 2022) and the denominator of which is the number of full months from grant date to vesting date. This represents 33 of 36 months for 513,228 Options granted on March 18, 2020 at an exercise price of $5.40 and 21 of 36 months for 290,994 Options granted on March 17, 2021 at an exercise price of $15.17 and 9 of 36 months for 263,119 Options granted on March 16, 2022 at an exercise price of $15.07. Such pro rata number of shares subject to the Option is then multiplied by the amount by which $13.77 exceeds the exercise price of the Option to calculate the dollar value.
(9)	Jim’s employment with CARS terminated on April 29, 2022. His severance was calculated as a Qualifying Termination. Amounts noted represent actual payments made and also include the pro-rated 2022 STIP payout of $48,424 and 57,938 RSUs that vested on March 1, 2023 at a price of $18.87.

Compensation and Risk

We have undertaken a risk review of CARS’ employee compensation plans and arrangements in which our employees (including our executive officers) participate, to determine whether these plans and arrangements have any features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten the value of CARS. In our review, we considered numerous factors and design elements that manage and mitigate risk, without diminishing compensation objectives such as fair rewards, successful recruitment and retention of talent and including the following elements of the compensation framework of CARS:

●	a commission-based incentive program for sales employees that results in payout based only on measurable financial or business-critical metrics

Cars.com Inc.  2023 Proxy Statement

●	annual bonuses with a portion for executive employees that are correlated with and funded based on CARS performance and are paid based on a combination of quantitative and/or qualitative factors and individual performance; and
●	our practice of awarding long-term equity grants to our executives upon hire and annually to directly tie the executive’s expectation of compensation to their contributions to the long-term value of CARS.

Based on our review, we concluded that any potential risks arising from our employee compensation programs, including our executive programs, are not reasonably likely to have a material adverse effect on CARS.

Equity Compensation Plan Information

The following table provides information about shares of our common stock that may be issued upon the exercise of options, warrants and rights under all our existing equity compensation plans as of December 31, 2022. Our Omnibus Incentive Compensation Plan and Employee Stock Purchase Plan are our only compensation plans pursuant to which our equity securities are authorized for issuance. We refer to these plans and grants collectively as our Equity Compensation Plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2)
Equity compensation plans approved by security holders	5,083,912	$10.45	8,900,027
Equity compensation plans not approved by security holders	-	-	-
Total	5,083,912	$10.45	8,900,027

(1)	Represents RSUs, PSUs, and stock options issued under our Equity Compensation Plans. RSUs and PSUs may be settled only for shares of our common stock on a one-for-one basis. Stock options may be exercised at a specified grant exercise price and settled for shares of our common stock on a one-for-one basis. The number included for PSUs reflects units awarded at target. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding our equity awards
(2)	Consists of 6,787,971 shares reserved for issuance under our Omnibus Incentive Compensation Plan and 2,112,056 shares reserved for issuance under our ESPP.

CEO Pay Ratio Disclosure

CARS strives to establish fair and competitive compensation programs to effectively attract, retain, and motivate our talented workforce. Presented below is the ratio of the total annual compensation of our Chief Executive Officer, Alex Vetter, to the annual total compensation of our median employee (other than the Chief Executive Officer). As of December 31, 2022, our employee population consisted of 1,715 full-time, part-time, seasonal and temporary US-based employees. This number excludes the CEO and 13 Canadian-based employees.

We identified the “median employee” based on the “annual total compensation” of each employee who was part of our employee population on December 31, 2022. Each employee’s annual total compensation was calculated by totaling the following compensation components: (i) cash compensation paid in 2022, which included regular pay (wages and salary), all overtime, bonus payments and commissions, and (ii) the grant date fair value of each equity award granted in 2022. The foregoing calculation excluded any cash or equity-based sign-on bonus paid or granted to an employee during 2022. We annualized the compensation for any full or part-time employee in the population who had worked less than a year as of December 31, 2022.

The annual total compensation of our CEO was $6,369,207 as presented in the 2022 Summary Compensation Table. For 2022, the annual total compensation of our Median Employee was $84,662.06, which was calculated in the same manner that the total compensation of our NEOs was calculated and reported in the Summary Compensation Table. Based on this information, the ratio of our CEO’s total compensation to our median employee’s total compensation for fiscal 2022 was 75 to 1.

Cars.com Inc.  2023 Proxy Statement

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the table below summarizes the relationship between executive compensation actually paid to the Principal Executive Officer (“PEO”) and the Non-PEO Named Executive Officers (“Non-PEO NEOs”) and certain financial performance measures for fiscal years 2020, 2021 and 2022. For additional information about our performance-based pay philosophy and how we align executive compensation with CARS’ performance, refer to the Compensation Discussion and Analysis section.

The financial performance measures used are CARS’ total stockholder return (“TSR”), the peer group TSR, and CARS’ Net Income, each of which are required financial performance measures under SEC rules. The SEC rules also require that CARS select its most important other financial performance measure(s) used to link the compensation actually paid to these officers to CARS’ performance, which are Revenue and Adjusted EBITDA, as reflected in the table below.

Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (1) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (2) ($)	Average Compensation Actually Paid to Non-PEO NEOs (2) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions)	Company Selected Measure: Revenue (in millions)	Company Selected Measure: Adjusted EBITDA (in millions)
					Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)
(a)	(b)	(c) (3)	(d)	(e) (3)	(f) (4)	(g) (5)	(h)	(i)	(j) (6)
2022	6,369,207	(2,374,194)	1,772,123	476,515	112.68	81.50	17.2	653.9	186.7
2021	6,985,255	9,155,724	2,034,898	3,000,169	131.67	134.41	10.8	623.7	189.2
2020	5,223,351	9,338,873	1,185,224	1,124,251	92.47	137.32	(789.1)	547.5	155.9

(1)	Alex Vetter served as our principal executive officer (“PEO”) for the full year for each of 2022, 2021 and 2020.
(2)
For 2022, our non-PEO named executive officers (“NEOs”) included Sonia Jain, Jandy Tomy, Doug Miller, Angelique Strong Marksand Jim Rogers.  For 2021, our non-PEO NEOs included Sonia Jain, Doug Miller and Jim Rogers. For 2020, our non-PEO NEOs included Sonia Jain, Jandy Tomy, Becky Sheehan, Doug Miller and Jim Rogers.

(3)
Compensation Actually Paid (“CAP”) has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when or at which intrinsic value they will actually vest. To calculate CAP the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table (“SCT”):

(4)	Reflects cumulative Total Shareholder Return (TSR). It shows the growth of a $100 investment on December 31, 2019 in CARS Common Stock.
(5)	Peer Group TSR reflects the TSR of the Research Data Group’s (“RDG”) Internet Composite Index, the industry index peer group reported in our Cumulative Stockholder Return Graph in the 2022 Annual Report on Form 10-K.
(6)	CARS defines Adjusted EBITDA as net income (loss) before (1) interest expense, net, (2) income tax (benefit) expense, (3) depreciation, (4) amortization of intangible assets, (5) stock-based compensation expense, (6) unrealized mark-to-market adjustments and cash transactions related to derivative instruments, and (7) certain other items, such as transaction-related items, severance, transformation and other exit costs and write-off and impairments of goodwill, intangible assets and other long-lived assets.

Cars.com Inc.  2023 Proxy Statement

PEO SCT Total to CAP Reconciliation

	2022	2021	2020
Summary Compensation Table Total for PEO (column (b))	$6,369,207	$6,985,255	$5,223,351
Subtract amounts reported under the “Stock Awards” column in the SCT	($2,500,008)	($2,500,001)	($2,500,000)
Subtract amounts reported under the “Option Awards” column in the SCT	($2,470,499)	($2,803,029)	($1,434,626)
Add the year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$2,548,858	$5,440,129	$9,472,418
Add/(Subtract) year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	($6,301,244)	$1,439,540	($1,180,014)
Add/(Subtract) year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	($20,508)	$593,830	($242,436)
Compensation Actually Paid to PEO (column (c))	($2,374,194)	$9,155,724	$9,338,873

Average Non-PEO NEO SCT Total to CAP Reconciliation

	2022	2021	2020
Summary Compensation Table Total for PEO (column (d))	$1,772,123	$2,034,898	$1,185,224
Subtract amounts reported under the “Stock Awards” column in the SCT	($1,200,353)	($1,055,060)	($639,072)
Add the year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$1,546,309	$1,383,193	$1,077,502
Add/(Subtract) year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	($888,503)	$575,947	($108,941)
Add/(Subtract) year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	($179,331)	$61,191	($45,317)
Subtract fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	($573,730)	$ -	($345,145)
Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$476,515	$3,000,169	$1,124,251

Relationship between Performance Measures and Compensation Actually Paid

The following tables provide a three-year graphical comparison of the relationship between executive compensation actually paid to performance measures.

Cars.com Inc.  2023 Proxy Statement

The following table illustrates the value of compensation actually paid to our PEO and Non-PEO NEOs (expressed as an average) and Total Stockholder Return and Peer Group Total Stockholder Return.

The following table illustrates the value of compensation actually paid to our PEO and Non-PEO NEOs (expressed as an average) and our Net Income.

Relationship Between Compensation Actually Paid and CARS Net Income
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$(1,000,000)
$(2,000,000)
$(3,000,000)
Compensation Actaully Paid
$300.00
$200.00
$100.00
$-
$(100.00)
$(200.00)
$(300.00)
$(400.00)
$(500.00)
$(600.00)
$(700.00)
$(800.00)
$(900.00)
$(1,000.00)
Net Income (in millions)
2020
2021
2022
PEO - CAP
Avg Non PEO - CAP
Net Income

Cars.com Inc.  2023 Proxy Statement

The following table illustrates the value of compensation actually paid to our PEO and Non-PEO NEOs (expressed as an average) and Revenue.

Relationship Between Compensation Actually Paid and CARS Revenue
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$(1,000,000)
$(2,000,000)
$(3,000,000)
Compensation Actaully Paid
$670.00
$660.00
$650.00
$640.00
$630.00
$620.00
$610.00
$600.00
$590.00
$580.00
$570.00
$560.00
$550.00
$540.00
Revenue (in millions)
2020
2021
2022
PEO - CAP
Avg Non PEO - CAP
Revenue

The following table illustrates the value of compensation actually paid to our PEO and Non-PEO NEOs (expressed as an average) and Adjusted EBITDA.

Relationship Between Compensation Actually Paid and CARS Adjusted EBITDA
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$(1,000,000)
$(2,000,000)
$(3,000,000)
Compensation Actaully Paid
$200.00
$190.00
$180.00
$170.00
$160.00
$150.00
$140.00
$130.00
$120.00
$110.00
$100.00
$90.00
$80.00
$70.00
Adjusted EBITDA (in millions)
2020
2021
2022
PEO - CAP
Avg Non PEO - CAP
Adjusted EBITDA

Tabular List of Most Important Performance Measures

The items listed below represent the most important performance measures we use to link compensation actually paid to our NEOs in 2022 to our performance.

Adjusted EBITDA
Revenue

Cars.com Inc.  2023 Proxy Statement

Security Ownership

Security Ownership of Certain Beneficial Owners

The following table shows the number of shares of CARS common stock beneficially owned as of March 31, 2023 by each person who, to our knowledge, beneficially owns more than 5% of our issued and outstanding common stock. The percentage of beneficial ownership for the following table is based on 866,775 shares of our common stock outstanding as of March 31, 2023.

The amounts and percentages of shares beneficially owned are reported based on SEC regulations governing the determination of beneficial ownership of securities. Under these rules, a person is deemed a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of the security. A person is also deemed a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be acquired this way are deemed to be outstanding for purposes of computing a person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities to which that person has no economic interest.

Name of Beneficial Owner	Shares of Common Stock	Percent %
Blackrock, Inc. (1)	10,215,563	15.3%
The Vanguard Group (2)	7,170,244	10.7%
FMR LLC (3)	6,792,518	10.2%
Greenvale Capital LLP (4)	5,428,353	8.1%
ACMGMT (5)	3,500,400	5.2%
Dimensional Fund Advisors LP (6)	3,496,980	5.2%

(1)

As of December 31, 2022, based solely on Amendment No. 7 to Schedule 13G filed on January 26, 2023 by BlackRock, Inc. and its subsidiaries: BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; and BlackRock Fund Managers Ltd. BlackRock, Inc. has sole voting power over 10,078,038 shares and sole dispositive power over 10,215,563 shares. BlackRock Fund Advisors beneficially owns 5% or more of the total shares. The business mailing address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(2)

As of December 30, 2022, based solely on Amendment No. 6 to Schedule 13G filed on February 9, 2023 by The Vanguard Group. The Vanguard Group has shared voting power over 53,852 shares, sole dispositive power over 7,060,592 shares and shared dispositive power over 109,652 shares. The business mailing address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)

As of December 30, 2022, based solely on Amendment No. 1 to Schedule 13G jointly filed on February 9, 2023 by FMR LLC and Abigail P. Johnson (collectively, “FMR”). FMR LLC has sole voting power over 6,784,460 shares and sole dispositive power over 6,792,518 shares. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. The business mailing address for FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.

(4)

As of December 31, 2022, based solely on Amendment No. 2 to Schedule 13G filed on February 14, 2023 by Greenvale Capital LLP. Greenvale Capital LLP has sole voting power and sole dispositive power over all 5,428,353 shares. The business mailing address for Greenvale Capital LLP is 1st Floor, 1 Vere Street, London W1G 0DF, United Kingdom.

(5)

As of March 20, 2021, based solely on Schedule 13G jointly filed on March 30, 2021 by ACMGMT LLC, Atlantic Coast Warranty Corp., Ali Ahmed and Faisal Ahmed (collectively, “ACMGMT”). ACMGMT LLC has sole voting power and sole dispositive power over 2,500,400 shares and shared voting power and shared dispositive power over 3,500,400 shares. Atlantic Coast Warranty Corp. has sole voting power and sole dispositive power over 1,000,000 shares and shared voting power and shared dispositive power over 3,500,400 shares. Ali Ahmed and Faisal Ahmed each have sole voting power, sole dispositive power, shared voting power and shared dispositive power over all 3,500,400 shares. The business mailing address for ACMGMT LLC, Atlantic Coast Warranty Corp., Ali Ahmed and Faisal Ahmed is 5875 NW 163rd Street, Suite 105, Miami Lakes, Florida 33014.

(6)

As of December 30, 2022, based solely on Amendment No. 4 to Schedule 13G filed on February 10, 2023 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP has sole voting power over 3,420,426 shares and sole dispositive power over 3,496,980 shares. The business mailing address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

Cars.com Inc.  2023 Proxy Statement

Security Ownership of Directors, Named Executive Officers and Executive Officers

The following table shows the number of shares of CARS common stock beneficially owned as of March 31, 2023 by:

1.	each of our directors;

2.	each of our named executive officers; and

3.	all of our directors and executive officers as a group.

The percentage of beneficial ownership for the following table is based on 66,866,775 shares of our common stock that were outstanding as of March 31, 2023. Unless otherwise noted, the address for each beneficial owner listed below is c/o Cars.com Inc., 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606.

Name of Beneficial Owner	No. of Shares Beneficially Owned	No. of Stock Units (1)	Percentage of Shares Beneficially Owned
Non-Employee Directors:
Jerri DeVard	27,076	48,752	*
Scott Forbes	69,203	73,019	*
Jill Greenthal	55,983	32,407	*
Thomas Hale	17,674	23,154	*
Michael Kelly	30,011	42,940	*
Donald A. McGovern Jr.	69,419 (2)	5,812	*
Greg Revelle	51,531	29,297	*
Jenell R. Ross	881	30,200	*
Bala Subramanian	35,112	36,797	*
Bryan Wiener	41,745	36,797	*
Named Executive Officers:
Alex Vetter	452,977	— (3)	*
Sonia Jain	63,975	— (4)	*
Doug Miller	150,095	— (5)	*
Angelique Strong Marks	— (6)	— (7)	*
Jandy Tomy	74,380 (8)	— (9)	*
Jim Rogers	126,545	—	*
All directors and current executive officers as a group (14 persons)	1,065,682	359,175	1.59%

*	Less than one percent
(1)	Represents shares of our common stock underlying vested RSUs with delivery of shares deferred.
(2)	Includes 17,342 shares underlying restricted stock units (RSUs) that are vesting within 60 days.
(3)	Alex holds an aggregate amount of 221,904 RSUs, 332,864 PSUs (based on target achievement), 263,119 options with a $15.07 exercise price and 290,994 options with a $15.17 exercise price, all of which will not have vested within 60 days. Alex also holds 513,228 options with a $5.40 exercise price that vested on March 1, 2023.
(4)	Sonia holds an aggregate amount of 258,876 RSUs and 83,916 PSUs (based on target achievement) that will not have vested within 60 days.
(5)	Doug holds an aggregate amount of 103,436 RSUs and 95,306 PSUs (based on target achievement) that will not have vested within 60 days.
(6)	Angelique holds CARS common stock consisting of 66,625 RSUs with 1/3 vesting within 60 days and an estimated 851 shares purchased under CARS’ Employee Stock Purchase Plan.
(7)	Angelique holds an aggregate amount of 86,254 RSUs that will not have vested within 60 days.
(8)	Jandy holds an amountof 11,275 RSUs that are vesting within 60 days.
(9)	Jandy holds an amount of 26,905 RSUs that will not have vested within 60 days.

Cars.com Inc.  2023 Proxy Statement

Transactions with Related Persons

The Audit Committee, pursuant to its charter and a Board adopted policy, has responsibility for reviewing, approving, or ratifying all related person transactions. Pursuant to the policy, a “related person transaction” is any financial transaction, arrangement or relationship (including any indebtedness or the guarantee of indebtedness) involving CARS in which the (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year and (2) any related person has or will have a direct or indirect material interest. Related persons are (1) directors and executive offices of CARS, (2) any nominee for election as a director of CARS, (3) any person known to CARS to be the beneficial owner of 5% or more of CARS securities, or (4) any immediate family member of a person identified in (1) – (3).

Each year, our directors and executive officers complete questionnaires designed to elicit information about potential related person transactions. On a quarterly basis, the Chief Legal Officer works with the CARS finance team to determine if any payments have been made to or received from any related person. Additionally, each director, executive officer and nominee for director must promptly provide written notice to our Chief Legal Officer of any potential related person transaction involving that person or their immediate family member. After consultation with outside counsel, as appropriate, the Chief Legal Officer presents the potential related person transactions to the Audit Committee for review of all the reasonably available facts and circumstances to determine if the potential related person transaction is in compliance with CARS’ corporate governance policies and in the best interest of our stockholders.

Pursuant to the policy, the Audit Committee evaluated and approved the following “related person” transaction as a transaction consistent with our corporate governance policies and in the best interest of our stockholders:

In 2022, ACMGMT, LLC and affiliated dealerships purchased products and services from CARS for a total purchase price of $3,678,908, all on terms comparable to those that could be obtained in an arm’s length transaction with unrelated third parties. ACMGMT, LLC and affiliated dealerships are controlled by Faisal Ahmed, in which ACMGMT LLC, Atlantic Coast Warranty Corp., Ali Ahmed, Faisal Ahmed and Tiffany Ahmed may be deemed to have had an indirect material interest. For additional information please see footnote 5 to Security Ownership of Certain Beneficial Owners.

Cars.com Inc.  2023 Proxy Statement

Proposal Two:
Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit CARS’ financial statements. The Audit Committee appointed Ernst & Young LLP as the independent registered public accounting firm for CARS and its subsidiaries for the fiscal year ending December 31, 2023. Ernst & Young LLP has been retained in that capacity since 2016.

The Audit Committee believes that the continued retention of Ernst & Young LLP to serve as our independent registered public accounting firm is in the best interests of CARS and its stockholders. As good corporate governance practice, the Board is seeking stockholder ratification of the appointment even though ratification is not required by our Amended and Restated Bylaws. Proxies solicited by the Board will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of Ernst & Young LLP as the independent registered public accounting firm for CARS and its subsidiaries for the fiscal year ending December 31, 2023. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of CARS and its stockholders.

A representative from Ernst & Young LLP will be present virtually at the Annual Meeting to respond to appropriate questions.

Audit and non-audit fees

The following table shows fees for professional services performed by Ernst & Young LLP for the annual audit of our consolidated financial statements for fiscal years 2022 and 2021, the review of our interim consolidated financial statements for each quarter in fiscal years 2022 and 2021, and for audit-related, tax, and all other services performed in 2022 and 2021:

Type of Fees	FY 2022 ($ in thousands)	FY 2021 ($ in thousands)
Audit Fees (1)	1,534	1,460
Audit-Related Fees (2)	0	0
Tax Fees (3)	0	25
All Other Fees	0	0
Total	1,534	1,485

(1)	Audit fees include fees rendered in connection with the annual audit of the Company’s consolidated financial statements; reviews of the Company’s unaudited consolidated interim financial statements; services for consultations and other current matters.
(2)	Audit-related fees related to consultations and other matters impacting future audit periods or other audit-related procedures (e.g., issuance of comfort letter for debt offering, and financial due diligence related to mergers and acquisitions).
(3)	Includes the aggregate fees for routine on-call tax advisory services.

Pre-Approval of Audit Services and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee established a policy for pre-approval of all audit services and permissible non-audit services provided by the independent registered public accounting firm. Each year, the Audit Committee approves the terms on which the independent registered public accounting firm is engaged for the ensuing fiscal year.

Cars.com Inc.  2023 Proxy Statement

VOTE

The Board, upon recommendation of the Audit Committee, unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023.

Audit Committee Report

The Audit Committee assists the Board in fulfilling its responsibility to oversee CARS’ financial reporting practices and the quality and integrity of CARS’ financial reports, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of CARS’ internal audit function. The Audit Committee appoints and is responsible for setting the compensation of CARS’ independent registered public accounting firm and provides oversight of CARS’ internal audit function, including the review of proposed audit plans and the coordination of such plans with CARS’ independent registered public accounting firm, Ernst & Young LLP (“EY”), which has served CARS since 2016.

The Audit Committee also oversees the adequacy and effectiveness of CARS’ accounting and financial controls and the guidelines and policies that govern the process by which CARS undertakes financial, accounting and audit risk assessment and risk management. The Audit Committee is also responsible for reviewing compliance with ethics reporting guidelines and assuring appropriate disclosure of any waiver of or change in such guidelines for executive officers, and for reviewing such guidelines on a regular basis and proposing or adopting additions or amendments thereto as appropriate. In connection with CARS’ ethics reporting guidelines, the Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by CARS regarding accounting controls or auditing matters and the confidential, anonymous submission by employees of CARS of any accounting or auditing concerns. The Audit Committee operates under a formal written charter that has been adopted by the Board. This charter is available in the Governance section on CARS’ investor relations website.

Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm based on the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee has adopted a policy for the pre-approval of services provided by CARS’ independent registered public accounting firm. Under this policy, particular services or categories of services have been pre-approved, subject to a specific budget. At least annually, the Audit Committee will review and approve the list of pre-approved services and the maximum threshold cost of performance of each. The Audit Committee is provided with a status update on all EY services periodically throughout the year and discusses such services with management and EY. In determining whether a service may be provided pursuant to the pre-approval policy, consideration is given to whether the proposed service would impair the independence of the independent registered public accounting firm.

In connection with its review of CARS’ 2022 audited financial statements, the Audit Committee received from EY written disclosures and a letter regarding its independence in accordance with applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), including a detailed statement of any relationships between EY and CARS that might bear on its independence, and has discussed with EY its independence. The Audit Committee considered whether the provision of non-audit services by EY is compatible with maintaining EY’s independence. EY stated that it believes it is in full compliance with all the independence standards established by the various regulatory bodies. The Audit Committee also discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including, but not limited to, the selection of and changes in CARS’ significant accounting policies, the basis for management’s accounting estimates, EY’s conclusions regarding the reasonableness of those estimates, disclosures included in the financial statements, as well as the Critical Audit Matters that were to be included in EY’s audit opinion.

Cars.com Inc.  2023 Proxy Statement

The Audit Committee met with management, CARS’ internal auditors, and EY to review and discuss CARS’ audited financial statements for the fiscal year ended December 31, 2022. Based on such review and discussion and based on the Audit Committee’s reviews and discussions with EY regarding the various matters mentioned in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CARS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and the Board of Directors has approved that recommendation.

The Audit Committee of the Board of Directors

Donald A. McGovern, Jr., Chairman
Jill Greenthal
Thomas Hale
Michael Kelly
Jenell Ross
Bala Subramanian

Bryan Wiener

Cars.com Inc.  2023 Proxy Statement

Proposal Three:
Advisory Approval of Executive Compensation (Say on Pay)

Executive compensation is an important matter for our stockholders. The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide you with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC commonly referred to as a “Say-on-Pay.” The Board has adopted a policy providing for an annual Say-on-Pay advisory vote.

The Compensation Committee has approved the compensation arrangements for our NEOs described in the Compensation Discussion and Analysis section and Named Executive Officer Compensation section. We urge you to read the Compensation Discussion and Analysis section for a more complete understanding of our executive compensation plans, including our compensation principles, our objectives, and the 2022 compensation of our named executive officers. Our compensation programs are structured to align the interests of our executive officers with the interests of our stockholders and to attract, motivate, and retain key executives who drive CARS’ success.

At our 2022 Annual Meeting, we held a stockholder vote to approve, on a non-binding, advisory basis the compensation of CARS’ named executive officers, which received 91.2% of stockholder approval, based on the total votes cast.

VOTE

The Board of Directors, upon the recommendation of the Compensation Committee, recommends that stockholders vote “FOR” the approval, on a non-binding basis, of the following resolution:

“RESOLVED, that the stockholders of Cars.com Inc. approve, on a non-binding and advisory basis, the compensation of CARS’ NEOS, as disclosed in this Proxy Statement, including in the sections entitled “Compensation Discussion and Analysis” and “Named Executive Officer Compensation.”

EFFECT OF SAY ON PAY

The Say on Pay advisory vote is non-binding. The approval or disapproval of this item by stockholders will not require the Board or the Compensation Committee to take any action regarding CARS’ executive compensation practices. The Board believes that the Compensation Committee is in the best position to consider the information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interests of CARS and its stockholders.

Although the resolution is non-binding, the Board values the opinions of CARS’ stockholders and will carefully consider the results of the advisory vote on executive compensation and stockholder opinions received from other communications when making future compensation decisions. In the past, we have made changes to our executive compensation programs in response to stockholder feedback.

Cars.com Inc.  2023 Proxy Statement

Questions and Answers About the Annual Meeting

General Information

1. What is the purpose of the Annual Meeting?

The Annual Meeting provides stockholders with the opportunity to vote on the items of business described in the Notice. In addition, the Annual Meeting serves as a forum where our management reports on CARS’ performance and governance during the fiscal year 2022 and responds to questions from stockholders.

2. What is included in the proxy materials?

The proxy materials include our Notice, this Proxy Statement and our 2022 Annual Report.

3. What is a proxy and what is a proxy statement?

A proxy is your legal designation of another person to vote the shares you own. The person you designate is also called a proxy or proxy holder. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. A proxy statement is the document that contains the information the SEC rules require us to provide when we ask you to sign a proxy designating individuals to vote on your behalf.

4. Who are the designated proxies and how may I revoke a proxy?

We have designated two of our officers as proxies for the Annual Meeting— Sonia Jain, our Chief Financial Officer and Angelique Strong Marks, our Chief Legal Officer. Any proxy may be revoked at any time prior to completion of voting at the Annual Meeting by delivering either a proper written notice of revocation of your proxy or a later-dated proxy to our Corporate Secretary, 300 S. Riverside Plaza, Suite 1000, Chicago, IL 60606.

5. How are proxies being solicited and who pays the related expenses?

CARS will pay the expenses associated with soliciting proxies including the cost of preparing, printing and mailing, as applicable, this Proxy Statement and the Notice of Internet Availability of Proxy Materials. Our directors, officers and employees may, without additional compensation, solicit proxies personally or by e-mail, telephone, fax or letter. CARS will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our stockholders.

Voting

6. Who is entitled to vote at the Annual Meeting?

Only stockholders of record of CARS common stock at the close of business on April 11, 2023 (the Record Date) are entitled to receive notice of and vote at the Annual Meeting and any adjournments or postponements of the meeting. No stockholders becoming owners of record after April 11, 2023 will be entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the record date, 66,817,393 shares of CARS’ common stock are outstanding and are entitled to vote.

7. How are votes counted?

Each stockholder will be entitled to one vote for each share of CARS Common Stock held on the Record Date for all matters.

8. What is the difference between a stockholder of record and a stockholder who holds shares in street name?

If your shares are registered in your name, you are a stockholder of record. When you properly vote in accordance with the instructions provided in the proxy card, you are instructing the named proxies to vote your shares in the manner you indicate on your proxy.

Cars.com Inc.  2023 Proxy Statement

If your shares are held in the name of your broker, bank or other institution, which is usually the case if you hold your shares in a brokerage or similar account, your shares are held in street name. Your broker or other institution or its respective nominee is the stockholder of record for your shares and only your broker, bank or other institution or nominee is authorized to vote or grant a proxy for your shares.

9. How many votes do you need to hold the Annual Meeting?

A quorum is required to transact business at the Annual Meeting. The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum. Abstentions that are marked on the proxy form and broker non-votes are included for the purpose of determining a quorum but shares that otherwise are not voted are not counted toward a quorum.

10. How do I vote?

You are able to vote your shares by providing instructions to the proxy holders who will then vote in accordance with your instructions. If voting in advance of the Annual Meeting, you may do so as follows:

Vote by Internet	Go to www.proxyvote.com Follow instructions on the website. Vote by 11:59 p.m. ET on June 6, 2023

Vote by Telephone	Call 1-800-690-6903 Follow the recorded instructions Vote by 11:59 p.m. ET on June 6, 2023

Vote by Mail

If you received a proxy card by mail, mark, sign, date and return the proxy card in the enclosed, postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you do not vote in advance, stockholders may also vote their shares at the Annual Meeting by going to www.virtualshareholdermeeting.com/CARS2023 and casting a ballot as instructed during the Annual Meeting. If your shares are held in street name, please refer to the voting instructions provided by your broker, bank, trustee or other nominee to direct how to vote your shares.

11. What happens if I do not provide instructions on how to vote?

If you are a stockholder of record and return your proxy card without instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

Brokers and other nominees holding shares in street name for their customers are generally required to vote such shares in the manner instructed by their customers. If you do not vote your shares at the Annual Meeting and do not provide voting instructions, whether your shares can be voted by your broker, bank, or nominee depends on the type of item being considered.

●	Non-Discretionary Items. If you do not provide voting instructions for any of the non-discretionary items at the Annual Meeting, your broker, bank, or nominee cannot vote your shares, resulting in a “broker non-vote.” All items of business other than Item 2 (Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm) are non-discretionary items. Shares constituting broker non-votes will be counted as present for the purpose of determining a quorum at the Annual Meeting, but generally are not counted or deemed to be present in person or by proxy for the purpose of voting on any of the non-discretionary items.

Cars.com Inc.  2023 Proxy Statement

●	Discretionary Items. Even if you do not provide voting instructions, your broker, bank, or nominee may vote in its discretion on Item 2 (Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm) because it is a discretionary item.

12. What items are being voted upon, how does the Board recommend I vote, and what are the standards for determining whether any item has been approved?

Item of Business	Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non-Vote
Election of eleven directors named in this Proxy Statement (Page 20)	“FOR”	More votes “For” than “Against”	No Effect	No Effect
Ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year 2023 (Page 59)	“FOR”	Majority of shares present and entitled to vote	Vote “Against”	Not Applicable
Advisory approval of our Named Executive Officer compensation (Page 62)	“FOR”	More votes “For” than “Against”	No Effect	No Effect

13. What happens if other matters are brought before the Annual Meeting?

If any other matters properly come before the Annual Meeting calling for a vote of stockholders, proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion. The persons named as proxy holders also have discretionary authority to vote to adjourn or postpone the 2023 Annual Meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations. As of the date of the Proxy Statement, there are no other matters that the Board intends to present for action at the Annual Meeting other than those referred to in the Proxy Statement.

14. May I change my vote?

Yes. If your shares are registered in your name, you may revoke your proxy and change your vote prior to the completion of voting at the Annual Meeting by:

●	submitting a valid, later-dated proxy card;

●	submitting a later-dated vote by telephone at 1-800-690-6903 or via the Internet at www.proxyvote.com;

●	giving written notice of such revocation to the CARS’ Corporate Secretary prior to or at the Annual Meeting; or

●	attending and voting at the Annual Meeting (although attendance at the meeting will not by itself revoke a proxy).

15. If I cannot attend the Annual Meeting, how do I vote or listen to it later?

You do not need to attend the Annual Meeting to vote if you submitted your vote via proxy in advance of the meeting. A replay of the Annual Meeting, including the questions answered during the meeting, will be available on our website at investor.cars.com. after the Annual Meeting for a period of 30 days.

Cars.com Inc.  2023 Proxy Statement

Meeting Details

16. How can I attend the Annual Meeting?

Stockholders of record as of the close of business on April 11, 2023 may participate in the virtual Annual Meeting by following the instructions below:

1.	Between 10 and 15 minutes before the 9:00 a.m. Central Time start on June 7, 2023 visit www.virtualshareholdermeeting.com/CARS2023.

2.	Under “Registration,” enter the first 13 digits of the control number received on the notice or proxy card.

3.	Enter your name, email address, and indicate whether you are an individual, or representing a company or institution.

4.	Use the “Vote” button to cast a vote.

Stockholders whose shares are held through a bank, broker or other nominee, may participate in virtual Annual Meeting by following the instructions below:

1.	Contact your bank, broker or other nominee.

2.	Use your control number provided by Broadridge to register for, attend and vote at the virtual Annual Meeting. Once you have this control number to participate in the Annual Meeting, please follow the steps set forth above for stockholders of record.

3.	If you own shares through one of the other brokerage firms that does not use Broadridge, you can participate in the virtual meeting by contacting your brokerage firm and asking for a “legal proxy.” The brokerage firm will contact Broadridge, and Broadridge will then issue a 16-digit control number to that firm to forward to you.

17. How will the Annual Meeting be conducted?

Format

We are holding the Annual Meeting in a virtual-only meeting format. You will not be able to attend the Annual Meeting in person at a physical location.

Question and answer session

We will hold a question-and-answer session with management immediately following the conclusion of the business at the Annual Meeting. You may submit a question at any time during the meeting by visiting http://www.virtualshareholdermeeting.com/CARS2023. The Chair of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A copy of the rules of conduct will be available online at the Annual Meeting.

Technical support

If you experience any technical difficulties during the Annual Meeting, a toll-free number will be available on the virtual stockholder meeting website for assistance.

Other questions

If you have additional questions about the Annual Meeting, please contact Investor Relations by email at IR@CARS.COM or by telephone at 312-601-5929.

Cars.com Inc.  2023 Proxy Statement

18. Where can I find the voting results of the Annual Meeting?

Our independent inspector of elections will tabulate the vote at the Annual Meeting. We will publish voting results in a Current Report on Form 8-K filed with the SEC.

Access to Information and Communications

19. How may I access or receive the proxy materials and 2022 Annual Report?

This Proxy Statement and our 2022 Annual Report to Stockholders are available at www.proxyvote.com. Copies of our 2022 Annual Report on Form 10-K as filed with the SEC (exclusive of exhibits and documents incorporated by reference), may also be obtained free of charge by any person whose proxy is solicited, upon written request to our Corporate Secretary at Cars.com Inc., 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606. Copies of exhibits and basic documents filed with the 2022 Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the 2022 Annual Report on Form 10-K via the internet at the SEC’s website, www.sec.gov, or on our Investor Relations website at investor.cars.com.

20. What is householding?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and last name and do not participate in the electronic delivery of proxy materials will receive only one copy of our 2022 Annual Report on Form 10-K and this Proxy Statement, unless one or more of these stockholders notifies us that they would like to receive individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards. If you participate in householding and would like to receive a separate copy of the 2022 Annual Report or the Proxy Statement, please contact Investor Relations. We will deliver the requested documents to you promptly upon receipt of your request.

21. How do I submit a proposal or nominate a director candidate for the 2024 Annual Meeting?

General

If a stockholder intends to submit any proposal for inclusion in CARS’ Proxy Statement for the 2024 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Exchange Act (“Rule 14a-8”), the proposal must be received by our Corporate Secretary no later than December 31, 2023. To be eligible to submit such a proposal for inclusion in CARS’ proxy statement for an annual meeting of stockholders pursuant to Rule 14a-8, a stockholder must be a holder of either (i) at least $2,000 in market value or (ii) 1% of the shares of our common stock entitled to be voted on the proposal, must have held such shares for at least one year and must continue to hold such shares through the date of such annual meeting. Such a proposal must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals, including Rule 14a-8, including the permissible number and length of proposals, the circumstances in which CARS is permitted to exclude proposals and other matters governed by such rules and regulations.

Advance Notice

Separate from the requirements of Rule 14a-8, relating to the inclusion of a stockholder’s proposal in CARS’ Proxy Statement, our Amended and Restated Bylaws require advance notice for a stockholder to bring nominations of directors or any other business to be considered at any annual meeting of stockholders. Specifically, our Amended and Restated Bylaws require that stockholders wishing to nominate candidates for election as directors or propose any other business to be considered at the 2024 Annual Meeting of Stockholders must notify us of their intent in a written notice delivered in care of CARS’ Corporate Secretary at our principal executive offices not earlier than the close of business on February 8, 2024 and no later than the close of business on March 9, 2024.

To be in proper form, a stockholder’s notice must also include the specified information described in our Amended and Restated Bylaws. You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. If a stockholder’s nomination or proposal is not in compliance with the requirements set forth in our Amended and Restated Bylaws, we may disregard such nomination or proposal.

Cars.com Inc.  2023 Proxy Statement

In addition to satisfying the foregoing requirements under the CARS’ bylaws, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 8, 2024.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2024 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by CARS with the SEC without charge from the SEC’s website at: www.sec.gov.

22. Can stockholders and other interested parties communicate directly with the Board?

Yes. We invite stockholders and other interested parties to communicate directly and confidentially with the Board, the non-executive directors as a group or any individual director by writing to any of these groups or individuals at c/o Cars.com Inc., Attention: Chairman of the Board, 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606. The Chairman of our Board will relay the communication to the full Board, director group or individual director as appropriate.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by CARS under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by SEC rules) will not be deemed incorporated, unless specifically provided otherwise in such filing.

YOUR VOTE IS IMPORTANT!

Please vote by telephone or the Internet or, if you received a printed copy of the proxy materials, sign and promptly return your proxy card in the enclosed envelope.

Cars.com Inc.  2023 Proxy Statement

CARS

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Code above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 6, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CARS2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 6, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D97257-P87732 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CARS.COM INC.

The Board of Directors recommends you vote FOR each of the eleven (11) Director Nominees listed in Proposal 1:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jerri DeVard
02) Scott Forbes
03) Jill Greenthal
04) Thomas Hale
05) Michael Kelly
06) Donald A. McGovern, Jr.
07) Greg Revelle
08) Jenell R. Ross
09) Bala Subramanian
10) T. Alex Vetter
11) Bryan Wiener

The Board of Directors recommends you vote FOR Proposals 2 and 3:

	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent certified public accountants for fiscal year 2023.	☐	☐	☐
3. Non-binding advisory resolution approving the compensation of our Named Executive Officers.	☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote upon such other business, if any, as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D97258-P87732

CARS.COM INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CARS.COM INC. FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 7, 2023 9:00 AM CT

The undersigned stockholder of Cars.com Inc., a Delaware corporation, revoking all prior proxies, hereby appoints Sonia Jain and Angelique Strong Marks, each or either of them, with the full power of substitution, to represent and to vote on behalf of the undersigned all shares that the undersigned is entitled to vote at the 2023 Annual Meeting of Stockholders to be held at 9:00 A.M. CT on Wednesday, June 7, 2023 as a virtual meeting at www.virtualshareholdermeeting.com/CARS2023, and at any and all postponements or adjournments thereof, upon all matters described in the Notice of Annual Meeting of Stockholders and related Proxy Statement for the Annual Meeting, receipt of which is hereby acknowledged, and upon any other business that may properly come before such Annual Meeting and any adjournments or postponements thereof.

If this proxy card is properly executed, the shares represented by this proxy card will be voted as directed on the reverse side, but if no such direction is made, the proxies named above will be voted in accordance with the Board of Directors' recommendations.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE BY THE INTERNET OR BY TELEPHONE.

Continued and to be signed on reverse side